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                                                                    EXHIBIT 10.4



                            READ-RITE EMPLOYEE 401(k)
                             RETIREMENT SAVINGS PLAN




                                  PLAN DOCUMENT

















                                                            Amended and Restated
                                                       Effective January 1, 1991
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                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----


ARTICLE 1 - DEFINITIONS AND CONSTRUCTION....................................  1
   1.1         Definitions..................................................  1
   1.2         Construction.................................................  7
   1.3         Gender and Number............................................  7
   1.4         Headings.....................................................  7

ARTICLE 2 - ELIGIBILITY AND PARTICIPATION...................................  7
   2.1         Commencement of Participation................................  7
   2.2         Termination of Participation.................................  7
   2.3         Suspended Participation......................................  8
   2.4         Participation Upon Re-employment.............................  8

ARTICLE 3 - CONTRIBUTIONS...................................................  8
   3.1         Salary Deferral Contributions................................  8
   3.2         Annual Limitation on Deferrals...............................  8
   3.3         Distribution of Excess Deferrals.............................  8
   3.4         All Contributions Deemed Employer Contributions..............  9
   3.5         Cessation and Resumption of Salary Deferral Contributions....  9
   3.6         Change in Salary Deferral Contributions......................  9
   3.7         Contributions Held in Trust.................................. 10
   3.8         Rollover Contributions....................................... 10
   3.9         Actual Deferral Percentage Limitation........................ 10
   3.10        Avoidance and Distribution of Excess Contributions........... 12
   3.11        Employer Matching Contributions.............................. 13
   3.12        Excess Matching Contributions: Correction Methods............ 15
   3.13        Further Limits on Non-Discrimination Testing of Salary
               Deferral Contributions and Employer Matching Contributions... 18
   3.14        Deposit of Employer Matching Contributions................... 20
   3.15        Forfeiture of Employer Matching Contributions................ 20
   3.16        Investment Options........................................... 20
   3.17        Shareholder Voting Rights with Respect to Employer Stock..... 21

ARTICLE 4 - PARTICIPANTS' ACCOUNTS AND ALLOCATION
OF TRUST INCOME OR LOSS..................................................... 21
   4.1         Salary Deferral Contribution Accounts........................ 21
   4.2         Employer Matching Contribution Account....................... 21
   4.3         Rollover Contribution Accounts............................... 21
   4.4         Valuation Dates.............................................. 22
   4.5         Allocation of Trust Income or Loss........................... 22

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ARTICLE 5 - VESTING......................................................... 22
   5.1         Salary Deferral Contribution Account and Rollover Account.... 22
   5.2         Vesting of Employer Matching Contribution Account............ 22
   5.3         Employer Matching Contribution Accounts:  Forfeitures........ 23

ARTICLE 6 - DISTRIBUTION OF BENEFITS UPON TERMINATION....................... 23
   6.1         Form of Distributions........................................ 23
   6.2         Amounts Available for Distribution........................... 24
   6.3         Timing of Payment of Distributions........................... 24
   6.4         Death Benefits............................................... 25
   6.5         Deferred Distributions....................................... 25
   6.6         Direct Transfer of Eligible Rollover Distributions........... 25
   6.7         No Liability................................................. 26

ARTICLE 7 - LOANS........................................................... 26
   7.1         Loans: Requirements.......................................... 26
   7.2         Loans:  Source of Funds, Application of Payments............. 27

ARTICLE 8 - IN-SERVICE WITHDRAWALS BY PARTICIPANTS.......................... 27
   8.1         Withdrawals for Financial Hardship........................... 27
   8.2         Frequency of Withdrawals..................................... 28
   8.3         Withdrawal After Age 59-1/2.................................. 28

ARTICLE 9 - BENEFICIARIES................................................... 28
   9.1         Beneficiary Designation...................................... 28
   9.2         Absence of Valid Designation................................. 29
   9.3         Surviving Spouse Beneficiary................................. 29

ARTICLE 10 - DESIGNATION OF NAMED FIDUCIARY................................. 29
   10.1        Plan Administrator........................................... 29
   10.2        Powers of Plan Administrator................................. 29
   10.3        Other Agents................................................. 30
   10.4        Fiduciaries.................................................. 30
   10.5        Indemnification.............................................. 30
   10.6        Costs........................................................ 30

ARTICLE 11 - TRUST FUND AND TRUSTEE......................................... 30
   11.1        Trust Agreement.............................................. 30

ARTICLE 12 - AMENDMENT AND TERMINATION...................................... 31
   12.1        Amendment.................................................... 31
   12.2        Termination.................................................. 32

ARTICLE 13 - ASSIGNMENTS.................................................... 32

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ARTICLE 14 - CLAIMS PROCEDURE.............................................. 32
   14.1        General Procedure........................................... 32
   14.2        Procedure of Company to Review Appeals...................... 33

ARTICLE 15 - TOP HEAVY PROVISIONS.......................................... 33
   15.1        Top Heavy Determination..................................... 33
   15.2        Required Aggregation Group.................................. 34
   15.3        Top Heavy Group............................................. 34
   15.4        Minimum Contribution for Top Heavy Plan..................... 34
   15.5        Key Employees............................................... 35
   15.6        Non-Key Employee............................................ 36
   15.7        Top Heavy Vesting........................................... 36

ARTICLE 16 - MISCELLANEOUS................................................. 37
   16.1        No Employment Relationship Established by Plan.............. 37
   16.2        Plan Merger or Consolidation................................ 37
   16.3        Section 415 Limits on Allocations........................... 38
   16.4        Qualified Domestic Relations Orders......................... 39
   16.5        Notices..................................................... 39
   16.6        Severability................................................ 40


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                            READ-RITE EMPLOYEE 401(K)
                             RETIREMENT SAVINGS PLAN

        Effective as of January 1, 1991, Read-Rite Corporation, a Delaware corporation (the "Company"), adopted the Read-Rite Employee 401(k) Retirement Savings Plan (the "Prior Plan") for the purpose of (a) providing the employees of the Company and designated related companies (collectively referred to as the "Employer") with an opportunity to accumulate funds for their retirement, or (b) paying death benefits to the dependents and beneficiaries of participants. The Plan is a profit sharing plan which is intended to qualify under section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), which includes a cash or deferred arrangement intended to satisfy the requirements of section 401(k) of the Code. Unless otherwise stated herein, the Plan's provisions are effective January 1, 1991.

                                    ARTICLE 1

                          DEFINITIONS AND CONSTRUCTION

        1.1 Definitions. The following words and phrases as used in this Plan shall have the following meanings unless a different meaning is clearly required by the context:

             (a) "Account(s)" shall mean a Participant's Salary Deferred Contribution Account, Employer Matching Contribution Account and Rollover Contribution Account, or any one of such Accounts as the context may require.

             (b) "Adjustment Factor" shall mean the cost of living adjustment prescribed by the Secretary of the Treasury under section 415(d) of the Code, as applied to such items and in such manner as the Secretary shall provide.

             (c) "Beneficiary" shall mean the person or persons entitled under the provisions of the Plan to receive benefits after the death of a Participant.

             (d) "Board" shall mean the Board of Directors of the Company.

             (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. References to specific provisions of the Code or any regulations promulgated thereunder shall be deemed to mean any successor provisions.

             (f) "Company" shall mean Read-Rite Corporation, a Delaware corporation.

             (g) "Compensation" shall have the following meanings:

                (g)(1) For purposes of determining contributions to the Plan, Compensation shall mean base wage or salary payments, overtime, shift differentials, payments for paid time off and paid time off cashouts, payments in lieu of notice and

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termination pay. For purposes of this definition, Compensation shall also include amounts which would have been paid to an Employee but for Salary Deferral Contributions to the Plan or amounts not includable in an Employee's gross income pursuant to section 125 of the Code. Compensation shall not include commissions, bonuses, or payments pursuant to a severance agreement. Compensation for contribution purposes shall not exceed the maximum dollar limit established under section 401(a)(17) of the Code.

                (g)(2) For all other purposes, Compensation shall mean, for any Plan Year, all wages, salaries, commissions, fees for professional services, and other amounts received for personal services actually rendered in the course of employment with the Company or a Related Company (up to the maximum dollar limit under section 401(a)(17) of the Code) which are paid in cash or in kind to an Employee during such Plan Year and are includable as wages under section 3401(a) of the Code. For purposes of this definition, Compensation shall also include amounts which would have been paid to an Employee but for Salary Deferral Contributions to the Plan or amounts not includable in an Employee's gross income pursuant to section 125 of the Code.

             (h) "Effective Date of the Amended and Restated Plan" shall mean January 1, 1991, unless otherwise provided herein.

             (i) "Eligible Employee" shall mean every Employee who has attained age 18, except any Employee (1) who is a member of a collective bargaining unit and who is covered by a collective bargaining agreement, which agreement does not specifically provide for coverage of such Employee under the Plan, or (2) who is performing services for the Employer through an employment or leasing agency, including leased employees within the meaning of section 414(n) of the Code, or (3) who is a nonresident alien receiving no earned income (within the meaning of section 911(d)(2) of the Code) from the Employer which constitutes income from a United States source (within the meaning of section 861(a)(3) of the Code).

             (j) "Employee" shall mean a person currently employed by the Employer, any portion of whose income is subject to withholding of income tax and/or for whom Social Security contributions are made by the Employer, as well as any other person qualifying as a common law employee of the Employer. Notwithstanding any other provision of the Plan, for purposes of the requirements listed in section 414(n)(3) of the Code, the term "Employee" shall include leased employees within the meaning of section 414(n)(2) of the Code; provided, however, that if such leased employees constitute less than 20% of the Employer's non-highly compensated workforce within the meaning of section 414(n)(5)(C)(ii) of the Code, the term "Employee" shall not include those leased employees covered by a plan described in section 414(n)(5)(B) of the Code.

             (k) "Employer" shall mean Read-Rite Corporation, a Delaware corporation, and any Related Company which adopts the Plan with the authorization of the Company.

             (l) "Employer Matching Contributions" shall mean the contribution made by the Employer pursuant to Article 3.12 of the Plan.


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             (m) "Employer Matching Contribution Account" shall mean that
Account of the Participant to which Employer Matching Contributions shall be credited. The Employer Matching Contribution Account shall have two subaccounts; an Employer Matching Contribution Account (Full Vesting) and an Employer Matching Contribution Account (Phased Vesting).

             (n) "Employer Stock" shall mean shares of common stock issued by Read-Rite Corporation, which is listed on either a national securities exchange or the national market system of the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

             (o) "Enrollment/Change Form" shall mean that form on which the Participant designates the amount or percentage of the Participant's Compensation to be contributed to the Participant's Salary Deferral Contribution Account, the manner in which such contributions shall be invested, Rollover Contribution information and Beneficiary information.

             (p) "Entry Date" shall mean the date on which an Eligible Employee commences Plan participation.

             (q) "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time.

             (r) "Family Members" shall mean an individual described in section 414(q)(6)(B) of the Code.

             (s) "Highly Compensated Employee" shall mean:

                 (s)(1) Any Employee who, during the current Plan Year or the 12-month period immediately preceding the current Plan Year:

                     (A) Was at any time a 5% owner, as defined in Article 15.5(c)(1);

                     (B) Received Compensation in excess of $75,000 (adjusted by the Adjustment Factor);

                     (C) Received Compensation in excess of $50,000 (adjusted by the Adjustment Factor) and was in the top twenty percent (20%) of Employees, ranked on the basis of Compensation for such Plan Year; or

                     (D)    Was at any time an officer, within the meaning of
section 416(i) of the Code, and received Compensation greater than fifty percent (50%) of the dollar limitation in effect under section 415(b)(1)(A) for such Plan Year.


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                 (s)(2) Notwithstanding any other provision in the Plan,
subparagraphs (1)(B), (1)(C) or (1)(D) above shall not apply to an Employee for the current Plan Year unless:

                     (A) Such Employee was a Highly Compensated Employee for the preceding 12-month period by application of subparagraphs (1)(B), (1)(C) or
(1)(D) above; or

                     (B) Such Employee is a member of the group of the one hundred (100) Employees paid the greatest Compensation for the current Plan Year.

                 (s)(3) For purposes of subparagraph (1)(D) above, no more than fifty (50) Employees (or, if lesser, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers. If, for any Plan Year, no officer is described in subparagraph (1)(D), the highest paid officer of the Employer for such Plan Year shall be treated as described in subparagraph
(1)(D).

                 (s)(4) For purposes of this section 1.1(s), a former Employee shall be treated as a Highly Compensated Employee if:

                     (A) Such Employee was a Highly Compensated Employee when such Employee separated from service; or

                     (B) Such Employee was a Highly Compensated Employee at any time after attaining age 55.

                 (s)(5) For purposes of determining a Highly Compensated Employee under subparagraphs (1)(C) and (1)(D), an Employee described in section 414(q)(8) of the Code shall be excluded.

                 (s)(6) If the Employer is eligible under section 414(q)(12)(B) of the Code to elect to determine Highly Compensated Employees pursuant to the method described in section 414(q)(12)(A) of the Code, then for purposes of determining the Highly Compensated Employees of such Employer, subparagraph
(1)(B) above shall be applied by substituting "$50,000" for "$75,000," and subparagraph (1)(C) above shall not apply.

                 (s)(7) Notwithstanding any other provision in the Plan, the Employer may elect to determine Highly Compensated Employees on the basis of the "calendar year calculation election" set forth in the regulations promulgated under the Code.

                 (s)(8) Notwithstanding any other provision in the Plan, the determination of Highly Compensated Employees shall be made in accordance with section 414(q)(6) of the Code and the regulations promulgated thereunder.


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             (t)    "Hour of Service" shall mean:

                 (t)(1) Generally, each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or a Related Company for the performance of duties. Hours of Service shall be credited to the Employee based on the number of months worked. An Employee will be credited with one hundred ninety (190) Hours of Service for each month in which the Employee performs at least one Hour of Service or is entitled to payment by the Company or a Related Company, directly or indirectly, for the performance of duties or for a period during which no service is performed due to vacation, holiday, sickness, incapacity (including disability), leaves of absence, layoff, jury duty or military service. These hours shall be credited to the Employee for the Plan Year or the computation period in which the service is performed or for which payments are made. Payments made or due under a plan maintained by the Company or a Related Company solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or to reimburse the Employee for medical or medically related expenses shall not be considered as payments by the Company or Related Company for purposes of this
Article 1.1(t). Notwithstanding the foregoing, however, no more than 501 Hours of Service shall be credited to an Employee on account of any single continuous period in which the Employee performs no duties. The number of Hours of Service for which no duties are performed and the computation period to which they relate shall be determined in accordance with the Department of Labor Regulations section 2530.200b-2(b) and (c) or similar superseding regulations.

                 (t)(2) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company. The number of hours for which back pay is attributable shall be determined in accordance with Department of Labor Regulations section 2530.200b-2(b). These hours shall be credited to the Employee for the Plan Year or computation period in which the award, agreement or payment pertains, rather than the Plan Year or computation period in which the award, agreement or payment is made. No hours shall be credited under this subparagraph (2) if the same hours have been credited under subparagraph (1) above.

             (u) "Investment Manager" shall mean (1) any fiduciary (other than a Trustee or named fiduciary as specified in Article 10) who has the power to manage, acquire, or dispose of any assets of the Plan; (2) who is (A) registered as an investment adviser under the Investment Advisers Act of 1940; (B) is a bank, as defined in that Act; or (C) is an insurance company qualified to perform services under the laws of more than one State; and (3) who has acknowledged in writing that such person is a fiduciary with respect to the Plan.

             (v) "Non-Highly Compensated Employee" shall mean an Employee who is neither a Highly Compensated Employee nor a Family Member.

             (w) "Normal Retirement Date" shall mean the day on which the Participant attains his or her sixty-fifth (65th) birthday.

             (x) "One Year Break in Service" shall mean a Plan Year during which the Participant is credited with less than 501 Hours of Service.

             (y) "Participant" shall mean any Eligible Employee who has become a participant in the Plan in accordance with the provisions of Article 2 and whose participation has not terminated.

             (z) "Plan" shall mean the Read-Rite Employee 401(k) Retirement Savings Plan set forth herein and any amendments hereto.

             (aa) "Plan Quarter" shall mean a three-month period ending on each March 31, June 30, September 30, and December 31.

             (bb) "Plan Year" shall mean a twelve-month period beginning on January 1 and ending on December 31. A "limitation year," as that term is used in section 415 of the Code and the Treasury regulations issued thereunder, shall have the same meaning as "Plan Year."

             (cc) "Related Company" shall mean any organization which is either
(1) a member of a controlled group of corporations (as determined for purposes of section 414(b) of the Code) of which the Company is a member, (2) a member of a group of trades or businesses (whether or not incorporated) which are under common control with the Company (as determined for purposes of section 414(c) of the Code), (3) is a member of an affiliated service group within the meaning of section 414(m) of the Code, of which the Company is also a member, or (4) is otherwise aggregated with the Company under section 414(o) of the Code.

             (dd) "Rollover Contribution Account" shall mean that Account of the Participant to which transfers to the Plan pursuant to Article 3.8 are credited.

             (ee) "Salary Deferral Contribution" shall mean the contribution made on behalf of a Participant pursuant to Article 3.1 of the Plan.

             (ff) "Salary Deferral Contribution Account" shall mean that Account of the Participant to which Salary Deferral Contributions shall be credited.

             (gg) "Trust" shall mean the legal entity created by the Trust Agreement as part of the Plan as the Trust Agreement may be amended from time to time.

             (hh) "Trust Agreement" shall mean that trust agreement entered into between the Employer and Trustee on September 30, 1993, as such may be amended from time to time.

             (ii) "Trust Fund" shall mean all property and income held by the Trustee under the Trust Agreement.

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
             (jj) "Trustee" at the time of the execution of the Plan shall mean Frontier Trust Company. The term "Trustee" shall include any duly appointed successor or successors to the individuals listed above and shall exclude any individual named above or otherwise whose service as a Trustee of the Trust has ended through removal, resignation or other termination in accordance with the terms of the Trust Agreement.

             (kk) "Valuation Date" shall mean the last business day of each calendar month and such other date as may be designated as provided in Article
4.4 for the revaluation of Participants' Accounts.

             (ll) "Year of Service for Vesting Purposes" shall mean each Plan Year during which the Employee is credited with at least 1000 Hours of Service.

        1.2 Construction. All matters respecting the validity, effect, interpretation and administration of the Plan shall be determined in accordance with ERISA, and to the extent allowed by ERISA, in accordance with the laws of the State of California; provided, however, that if any provision is susceptible of more than one interpretation, such interpretation shall be given thereto as is consistent with the Plan being a qualified employees' profit sharing plan which incorporates a qualified cash or deferred arrangement within the meaning of the Code (including section 401(k) of the Code) and ERISA, or corresponding provisions of subsequent federal revenue laws.

        1.3 Gender and Number. As used in the Plan, the masculine, feminine or neuter gender and the singular or plural number shall each be allowed to include the others whenever the context so indicates.


        1.4 Headings. All headings used in the Plan are inserted for convenience of reference only and do not constitute part of the Plan.

                                   ARTICLE 2

                         ELIGIBILITY AND PARTICIPATION

        2.1 Commencement of Participation.

             (a) Each Eligible Employee who was a Participant in the Prior Plan on the Effective Date of the Amended and Restated Plan shall continue to be a Participant in the Plan.

             (b) Each Eligible Employee who first completes one Hour of Service for the Employer after the Effective Date of the Amended and Restated Plan shall become a Participant in the Plan as soon as administratively feasible after he or she enrolls in the Plan.

        2.2 Termination of Participation. Participation in the Plan continues until a Participant terminates his or her employment by reason of retirement, death, or for any other reason.

        2.3 Suspended Participation. A Participant who ceases to be an Eligible Employee, but who continues to be an Employee, shall become a suspended Participant. No Salary Deferral Contributions or Employer Matching Contributions shall be made with respect to a suspended Participant. However, the suspended Participant shall continue to be credited with Years of Service for Vesting Purposes through the period during which he or she is a suspended Participant.

        2.4 Participation Upon Re-employment. Any Employee who was previously a Participant in the Plan, whose participation terminated for any reason, and who is subsequently rehired shall become a Participant as soon as administratively feasible after he or she enrolls in the Plan following the date on which the Employee resumes employment or on which the Employee becomes an Eligible Employee, whichever occurs later. Upon becoming a Participant, the rehired Employee shall be entitled immediately to designate that contributions be made to his or her Salary Deferral Contribution Account.

                                    ARTICLE 3

                                  CONTRIBUTIONS

        3.1 Salary Deferral Contributions.

             (a) Each Participant may designate a dollar amount or a whole percentage of his or her Compensation to be contributed as a Salary Deferral Contribution, provided that such dollar amount or percentage of Compensation shall be not less than one percent (1%) nor more than fifteen percent (15%) for each Plan Year. This designated amount or percentage of Compensation shall not be paid to the Participant but shall, for each pay period during which the authorization is in effect, be withheld from the Participant's pay and contributed to his or her Salary Deferral Contribution Account as provided herein.

             (b) A Participant may initially authorize Salary Deferral Contributions by filing an Enrollment/Change Form with the Employer prior to the date on which such authorization is to be effective. Enrollment/Change Forms may be filed at any time. Salary Deferral Contributions shall commence as soon as administratively feasible following the date the Enrollment/Change Form is submitted. A Participant's Salary Deferral Contribution designation shall remain in effect until suspended or modified as provided in Articles 3.5 and 3.6.

        3.2 Annual Limitation on Deferrals. Notwithstanding any other provision of the Plan, no Participant shall be permitted to have Salary Deferral Contributions made to the Plan on his or her behalf during any calendar year in excess of the limits set forth under section 402(g) of the Code.


        3.3 Distribution of Excess Deferrals.

             (a) Notwithstanding any other provision of the Plan, Excess Deferrals and income allocable thereto for a given calendar year may be distributed no later than April 15 of the following calendar year to Participants who claim such Excess Deferrals by making a timely election. For purposes of this Article 3.3, a Participant's "Excess Deferrals" shall mean the amount of Salary Deferral Contributions for a calendar year which are in excess of the limit set forth in Article 3.2 (as applied to all tax-deferred elective contributions under the Plan and other plans specified by law) and which the Participant allocates to the Plan as part of the Participant's election.

             (b) A Participant's Excess Deferrals shall be adjusted for income or loss for the calendar year in which the Excess Deferrals occurred, which shall be determined by multiplying the total amount of income or loss allocable to the Participant's Salary Deferral Contribution Account for the applicable calendar year by a fraction, the numerator of which shall be the Participant's Excess Deferrals and the denominator of which shall be the balance in the Participant's Salary Deferral Contribution Account on the last day of the applicable calendar year (excluding any income or loss allocable to such Account for the calendar year in which the Excess Deferrals occurred). If the distribution of Excess Deferrals to a Participant is made after the calendar year in which the Excess Deferrals occur, then the Participant's Excess Deferrals shall also be adjusted for income or loss for the period between the end of the applicable calendar year and the time of the distribution by any method permitted under regulations issued by the Internal Revenue Service.

        3.4 All Contributions Deemed Employer Contributions. Except as applicable law may otherwise require, contributions made pursuant to the Participant's designation under Article 3.1 herein shall be deemed to be Employer contributions to the Plan.

        3.5 Cessation and Resumption of Salary Deferral Contributions.

             (a) A Participant may cease Salary Deferral Contributions at any time, either by filing with the Employer an Enrollment/Change Form or by communicating with the Employer in such other manner as the Employer may authorize to that effect. The cessation of Salary Deferral Contributions shall be effective as soon thereafter as administratively feasible. A Participant who has ceased making Salary Deferral Contributions may resume making Salary Deferral Contributions beginning in any subsequent month by filing a new Enrollment/Change Form which complies with the provisions of Article 3.1(b), provided the Participant is otherwise eligible to participate in the Plan on that date.

             (b) If the Participant ceases to be an Eligible Employee, all Salary Deferral Contributions made on his or her behalf shall be suspended immediately. Such Participant shall be eligible to resume making Salary Deferral Contributions by again authorizing such Contributions, pursuant to Article 3.1(b), following the date he or she again becomes an Eligible Employee.

        3.6 Change in Salary Deferral Contributions. A Participant may change the percentage of Compensation or the amount contributed as a Salary Deferral Contribution at any time. Such changes shall be limited to once per month. Generally, a change in the Salary Deferral Contribution will be implemented immediately and a change that is

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
submitted before noon on the Monday of a week in which a paycheck is issued on the following Friday shall be effective with that Friday's paycheck. In the event a paycheck is issued earlier in the week than Friday, then the change in the Salary Deferral Contribution shall be effective with the next paycheck issued on a Friday. Notwithstanding the foregoing, in the event a Salary Deferral Contribution change cannot be implemented immediately for administrative reasons, such change shall be implemented as soon as administratively feasible. Changes in the Salary Deferral Contribution shall be made on an Enrollment/Change Form and shall be submitted to the Plan Administrator.

        3.7 Contributions Held in Trust. The amount of Salary Deferral Contributions contributed by the Employer on the Participant's behalf shall be transferred to the Trustee, or such other depository as the Employer may designate, as soon as it is reasonable to do so and in no event later than thirty (30) days following the close of the month in which such Salary Deferral Contributions were deducted from a Participant's Compensation.

        3.8 Rollover Contributions.

             (a) Subject to the consent of the Plan Administrator, the Trustee shall be authorized to accept the direct transfer of assets from another retirement plan on behalf of an Eligible Employee provided the transfer of such assets to the Plan was initiated by such Eligible Employee and qualifies as a rollover contribution within the meaning of section 402(a), section 403(a)(4), section 403(b)(8), or section 408(d)(3) of the Code. Any assets so transferred on behalf of an Eligible Employee shall be deposited in the Trust and allocated to the Eligible Employee's Rollover Account.

             (b) Subject to the consent of the Plan Administrator, an Eligible Employee may rollover to this Plan a qualifying rollover distribution. A qualifying rollover distribution is a distribution that qualifies for rollover treatment under sections 402(a) or 408(d)(3) of the Code. Only cash rollovers will be accepted. All rollover contributions shall be deposited in the Trust and allocated to the Eligible Employee's Rollover Account.

        3.9 Actual Deferral Percentage Limitation.

             (a) In order that the Plan comply with the requirements of section 401(k) of the Code, the Salary Deferral Contributions made for each Plan Year must satisfy one of the following tests:

                 (a)(1) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                 (a)(2) The Actual Deferral Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by two (2), provided that the Actual Deferral Percentage for Participants who are Highly

Compensated Employees does not exceed the Actual Deferral Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative test with respect to any Highly Compensated Employee.

             (b) For purposes of this Article 3.10, the following definitions shall apply:

                 (b)(1) "Actual Deferral Percentage" shall mean the average (expressed as a percentage) of the Deferral Percentages of the Participants in a group.

                 (b)(2) "Deferral Percentage" shall mean the ratio (expressed as a percentage) that a Participant's Salary Deferral Contributions made during a Plan Year bears to the Participant's compensation for such Plan Year.

                 (b)(3) "Compensation," for purposes of this Article 3.10, shall have the meaning set forth in Article 1.1(g).

             (c) For purposes of this Article 3.10, the following special rules shall apply:

                 (c)(1) The Deferral Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have elective deferral contributions allocated to his or her account under two or more plans or arrangements described in section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such elective deferrals were made under a single arrangement.

                 (c)(2) For purposes of determining the Deferral Percentage of a Participant who is a Highly Compensated Employee, the Salary Deferral Contributions and compensation of such Participant shall include the Salary Deferral Contributions and compensation of Family Members, and such Family Members shall be disregarded in determining the Deferral Percentages for Participants who are Non-Highly Compensated Employees.

                 (c)(3) As provided in regulations promulgated by the Secretary of the Treasury, the Company may, in its sole discretion, elect to take into account matching contributions and qualified non-elective contributions, as defined in section 401(m) of the Code, made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Deferral Percentage.

                 (c)(4) The determination and treatment of the Salary Deferral Contributions and Deferral Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        3.10 Avoidance and Distribution of Excess Contributions.

             (a) In order that the Plan shall comply with the requirements of section 401(k) of the Code and the regulations thereunder, at any time in a Plan Year the Company (in its sole discretion) may reduce for the remainder of that Plan Year the rate of Salary Deferral Contributions authorized by any Participant who is a Highly Compensated Employee, or the Company may require that any Highly Compensated Employee who is a Participant discontinue all Salary Deferral Contributions for the remainder of that Plan Year. Such a reduction or discontinuance may be applied selectively to individual Participants who are Highly Compensated Employees or to a particular class of Participants who are Highly Compensated Employees, as the Company may determine. Upon the close of the Plan Year, or on such earlier date as the Company may determine, this
Article 3.11 shall automatically cease to apply until the Company again determines that a reduction or discontinuance of Salary Deferral Contributions is required for any Participant who is a Highly Compensated Employee.

             (b) Notwithstanding any other provision of the Plan, Excess Contributions and income allocable thereto shall be distributed, if administratively feasible, within the first 2-1/2 months of a Plan Year to Participants on whose behalf such Excess Contributions were made during the preceding Plan Year; provided, however, that in no event shall Excess Contributions and income allocable thereto be distributed to Participants later than the end of the Plan Year following the Plan Year in which such Excess Contributions were made.

                (b)(1) For purposes of this Article 3.11(b) and Article 3.11(c), "Excess Contributions" shall mean the excess of:

                     (A) The aggregate amount of Salary Deferral Contributions contributed on behalf of Highly Compensated Employees who were Participants during a Plan Year, over

                     (B) The maximum amount of Salary Deferral Contributions permitted under Article 3.10 hereof for such Plan Year, which shall be determined by reducing the amount of Salary Deferral Contributions contributed on behalf of Participants who were Highly Compensated Employees during such Plan Year in order of their Deferral Percentages, beginning with the highest of such Deferral Percentages.

                (b)(2) A Participant's Excess Contributions shall be adjusted for income and loss, which shall be determined by multiplying the total amount of income or loss allocable to the Participant's Salary Deferral Contribution Account for the applicable Plan Year by a fraction, the numerator of which shall be the Participant's Excess Contributions for the applicable Plan Year and the denominator of which shall be the balance in the Participant's Salary Deferral Contribution Account on the last day of such Plan Year.

                (b)(3) The Excess Contributions which would otherwise be distributed to a Participant pursuant to this Article 3.11 shall be reduced by the amount of Excess

Deferrals distributed to such Participant, in accordance with regulations promulgated by the Secretary of the Treasury.

             (c) In the event Excess Contributions are not distributed as provided in Article 3.11(b), above, then such Excess Contributions may, in the discretion of the Committee, be recharacterized as voluntary after-tax contributions no later than two and one-half months after the close of the Plan Year to which the recharacterization relates.

                 (c)(1) Excess Contributions recharacterized under this Article 3.11(c) shall be includable in the Participant's income on the earliest dates any Salary Deferral Contribution made on behalf of the Participant during the Plan Year would have been received by the Participant had he or she originally elected to receive the amounts in cash except as hereinafter provided.

               (c)(2) Excess Contributions which are recharacterized under this
Article 3.11(c) shall be reported to the Internal Revenue Service in accordance with such regulations as may be prescribed by the Secretary of the Treasury.

        3.11 Employer Matching Contributions. Effective July 1, 1993, the Employer shall make Employer Matching Contributions to the Plan in accordance with the following provisions.

             (a) The Employer shall contribute as an Employer Matching Contribution shares of Employer Stock equal in value to one hundred fifty percent (150%) of the eligible Salary Deferral Contributions made on behalf of each Participant.

                (a)(1) Employer Matching Contributions shall be allocated to each Participant's account quarterly. The first such Employer Matching Contribution shall be allocated on September 30, 1993, and shall be based on eligible Salary Deferral Contributions made during the period from January 1, 1993 through September 30, 1993.

                 (a)(2) In order to be eligible for an Employer Matching Contribution for a given quarter, an Employee must be a Participant on the last business day of that quarter. Effective January 1, 1994, Employer Matching Contributions shall be made based on Salary Deferral Contributions in a quarter whether or not the Employee is a Participant on the last business day of that quarter.

                (a)(3) Eligible Salary Deferral Contributions shall be the first one thousand dollars ($1,000) contributed to the Plan each Plan Year.

                (a)(4) The value of the shares of Employer Stock contributed each Plan Quarter shall be determined by the reported closing price of the Employer Stock on the national market system of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last business day of each Plan Quarter, beginning on September 30, 1993. If the closing price is not so reported on the NASDAQ market system, then the price shall be that reported on such other stock exchange or market system on which the Common Stock is traded.

             (b) To ensure that the Plan complies with the requirements of section 401(m) of the Code, the Employer Matching Contributions made for each Plan Year must satisfy one of the following tests:

                 (b)(1) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees for the Plan Year multiplied by 1.25; or

                 (2) The Actual Contribution Percentage for Participants who are Highly Compensated Employees for the Plan Year shall not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees multiplied by two (2), provided that the Actual Contribution Percentage for Participants who are Highly Compensated Employees does not exceed the Actual Contribution Percentage for Participants who are Non-Highly Compensated Employees by more than two (2) percentage points, or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternate test with respect to any Highly Compensated Employee.

             (c) For purposes of this Article 3.12, the following definitions shall apply:

                 (1) "Actual Contribution Percentage" shall mean the average (expressed as a percentage) of the Contribution Percentages of the Participants in a group.

                 (2) "Contribution Percentage" shall mean the ratio (expressed as a percentage rounded to the nearest one hundredth of one percent) that the Employer Matching Contributions made on behalf of or by a Participant during the Plan Year bear to the Participant's Compensation for such Plan Year. For purposes of this Article 3.12, "Compensation" shall have the same definition as in Article 1.1(g).

             (d) For purposes of this Article 3.12, the following special rules shall apply:

                 (1) The Contribution Percentage for any Participant who is a Highly Compensated Employee for the Plan Year and who is eligible to have Employer Matching Contributions or elective deferral contributions allocated to his account under two or more plans described in section 401(a) of the Code or arrangements described in section 401(k) of the Code that are maintained by the Company or a Related Company shall be determined as if all such contributions were made under a single plan or arrangement. The previous sentence shall only apply if such plans or arrangements have the same plan years.

                 (2) For purposes of determining the Contribution Percentage of a Participant who is a Highly Compensated Employee and is either a 5% owner as defined in Article 15.5(c)(1) or one of the ten most Highly Compensated Employees of the Employer, the Employer Matching Contributions and compensation of such Participant shall include the Employer Matching Contributions and compensation of Family Members, and such Family Members shall be disregarded in determining the Contribution Percentages for Participants who are Non-Highly Compensated Employees.

                 (3) As provided in, and in accordance with, the regulations promulgated by the Secretary of the Treasury, the Employer may, in its sole discretion, elect to take into account elective deferrals and qualified non-elective contributions made on behalf of a Participant under the Plan or any other plan of the Employer for purposes of determining such Participant's Contribution Percentage only if such contributions are nonforfeitable when made and distributable only under the following circumstances:

                     (A) The Employee's retirement, death, Total Disability or other termination of employment;

                     (B) The termination of the Plan without establishment of a successor plan;

                     (C) In the case of either a profit sharing plan or a plan with a qualified cash or deferred arrangement under section 401(k) of the Code, the Employee's attainment of age 59-1/2;

                     (D) The sale or other disposition by a corporation to an unrelated corporation, which does not maintain the Plan, of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation; and

                     (E) The sale or other disposition by a corporation of its interest in a subsidiary to an unrelated entity which does not maintain the Plan, but only with respect to Employees who continue employment with the subsidiary. Non-elective contributions which may be treated as Employer Matching Contributions must satisfy these requirements without regard to whether they are actually taken into account as Employer Matching Contributions.

                 (4) The Committee shall maintain such records as are necessary to demonstrate compliance with the requirements of Article 3.12(b), including the extent to which elective contributions and qualified non-elective contributions are taken into account for purposes of determining a Participant's Contribution Percentage.

                 (5) The determination and treatment of the Employer Matching Contributions and Contribution Percentage of any Participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

        3.12 Excess Matching Contributions: Correction Methods.

             (a) Notwithstanding any other provision of the Plan, in the event neither of the special tests described in Section 3.12(b) can be satisfied, then the Excess Aggregate Contributions of certain Highly Compensated Employees for a Plan Year shall be corrected by use of one or more of the following methods, as determined by the Company:

                 (a)(1) By distribution of such Excess Aggregate Contributions and allocable income to any Participant with Excess Aggregate Contributions for such Plan Year. Distribution must be made, if administratively feasible, within the first 2-1/2 months of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made; provided, however, that in no event shall distribution occur later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made. Notwithstanding any other provision in the Plan, the consent of a Participant or his or her spouse shall not be required for a distribution of Excess Aggregate Contributions and allocable income. Such distributions shall be in compliance with section 401(a)(4) of the Code.

                 (a)(2) To the extent that Employer Matching Contributions made on behalf of a Participant for such Plan Year are not vested, by forfeiture of such Employer Matching Contributions and allocable income. Amounts forfeited under this paragraph shall be reallocated to the Employer Matching Contribution Accounts of other Participants, provided that such reallocation shall not cause the Plan to fail to comply with the requirements of Article 3.12 above. Forfeited amounts that are so reallocated shall be used to offset the Employer's Matching Contribution each Plan Quarter.

                 (a)(3) By contribution by the Employer of qualified non-elective contributions, as defined in section 401(k) and 401(m) of the Code, which may be taken into account for purposes of determining a Participant's Contribution Percentage, as provided in regulations promulgated by the Secretary of the Treasury. If such method is used to correct Excess Aggregate Contributions, it may not also be used to correct Excess Contributions pursuant to Article 3.11. Notwithstanding any other provision of the Plan, qualified non-elective contributions made under this paragraph may be allocated selectively to Participants or to a particular class of Participants, as the Company may determine in its sole discretion. Contributions to be made under this paragraph shall be contributed by the Employer as soon as administratively feasible, but in no event later than the end of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made.

             (b) In order to correct the Excess Aggregate Contributions of Participants who are Highly Compensated Employees, the methods of correction described in Article 3.13(a) must be accomplished on an Employee-by-Employee basis. The Excess Aggregate Contributions for certain Participants who are Highly Compensated Employees shall be reduced as follows: the first such reduction shall be made by reducing the Contribution Percentage of the Highly Compensated Employee with the highest Contribution Percentage to the Contribution Percentage of the Highly Compensated Employee with the second highest Contribution Percentage. If the requirements of Article 3.12(b) are not satisfied by this first reduction, then the Contribution Percentages of the two Highly Compensated Employees with the highest Contribution Percentages shall be reduced to the Contribution Percentage of the Highly Compensated Employee with the third highest Contribution Percentage. The reduction in Contribution Percentages shall be repeated in the same manner until the requirements of
Article 3.12(b) are satisfied for such Plan Year.

             (c) For purposes of this Article 3.13, "Excess Aggregate Contributions" shall mean the excess of:

                 (c)(1) The aggregate amount of the Employer Matching Contributions made on behalf of Participants who are Highly Compensated Employees during a Plan Year, over

                 (c)(2) The maximum amount of the Employer Matching Contributions permitted for such Plan Year.

             (d) The income allocable to Excess Aggregate Contributions shall be equal to the sum of the allocable gain or loss for the Plan Year for which the Excess Aggregate Contributions were made, and the allocable gain or loss for the period between the end of such Plan Year and the date of distribution or forfeiture, as determined as follows:

                 (d)(1) The income allocable to a Participant's Excess Aggregate Contributions for a Plan Year shall be determined by multiplying the total income for the Plan Year allocable to the Participant's Matching Contributions (including amounts treated as Matching Contributions) by a fraction, the numerator of which shall be the Participant's Excess Aggregate Contributions, and the denominator of which shall be the total balance of the Participant's Account(s) attributable to Matching Contributions (including amounts treated as Matching Contributions) as of the end of the Plan Year, reduced by the gain allocable to such total amount for the Plan Year, and increased by the loss allocable to such total amount for the Plan Year.

                 (d)(2) The allocable income shall include income for the period between the end of the Plan Year for which the Excess Contributions were made, and the date on which the corrective distribution or forfeiture occurs. For purposes of calculating the allocable income for this period, the Company, in its sole discretion, shall select one of the two following methods, provided that the method selected shall be applied on a uniform and nondiscriminatory basis for all Participants with Excess Aggregate Contributions:

                     (A) The "fractional method," under which the income for the period between the end of the Plan Year and the last day of the month preceding the distribution or forfeiture date shall be multiplied by a fraction determined under the method described in paragraph (1) above, or

                     (B) The "10% method," under which ten percent (10%) of the allocable income determined pursuant to paragraph (1) above, shall be multiplied by the number of calendar months that have elapsed between the end of the Plan Year and the distribution or forfeiture date. For purposes of determining the number of calendar months under the 10% method, a distribution or forfeiture that occurs on or before the fifteenth day of a month shall be treated as having occurred on the last day of the preceding month, and a distribution or forfeiture occurring after the fifteenth day of a month shall be treated as having occurred on the first day of the following month.

             (e) For purposes of this Article 3.13, if the Highly Compensated Employee's Contribution Percentage is determined by combining the Matching Contributions and compensation of all Family Members pursuant to Article 3.12(d)(2), then the maximum amount of Matching Contributions permitted is determined in accordance with the leveling method set forth above in Article 3.13(b), and the Excess Aggregate Contributions for the Family Members are allocated among the Family Members in proportion to their Matching Contributions.

             (f) Notwithstanding any other provision to the Plan, a Participant's Excess Aggregate Contributions shall be determined after first determining his or her Excess Deferrals under Article 3.3 and then determining his or her Excess Contributions under Article 3.11.

             (g) If Excess Aggregate Contributions and allocable income are not corrected by distribution or forfeiture before the close of the first 2-1/2 months of the following Plan Year, the Employer shall be subject to a 10% excise tax on the amount of such Excess Aggregate Contributions, pursuant to section 4979 of the Code. Such excise tax shall be due at the same time as the Employer's income tax for its taxable year with or within which the Plan Year ends. Notwithstanding any other provision in the Plan, qualified non-elective contributions which are properly taken into account pursuant to Article 3.12(d)(3) may permit the Plan to avoid Excess Aggregate Contributions for a Plan Year even if such qualified non-elective contributions are made after the close of the first 2-1/2 months of the following Plan Year.

             (h) The determination of the amount of Excess Aggregate Contributions with respect to a Plan Year shall be made after determining the amount of Excess Contributions, if any, to be treated as voluntary after-tax contributions due to recharacterization under Article 3.11(c).

        3.13 Further Limits on Non-Discrimination Testing of Salary Deferral Contributions and Employer Matching Contributions.

             (a) In order for the Plan to comply with the requirements of sections 401(k) and 401(m) of the Code, the Plan must satisfy the tests set forth in Article 3.10 and Article 3.12 hereof. However, the Employer must avoid the multiple use of the alternative limitation as set forth in Articles 3.10(a)(2) and 3.12(b)(2) with respect to Highly Compensated Employees.

             (b) For purposes of this Article 3.14, a multiple use of the alternative limitation is present when all of the following conditions occur:

                 (b)(1) One or more Highly Compensated Employees of the Employer are eligible to participate in a cash or deferred arrangement subject to section 401(k) of the Code and in a plan maintained by the Employer subject to section 401(m) of the Code;

                 (b)(2) The sum of the Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under such arrangement subject to section 401(k) of the Code and the Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under such plan subject to section 401(m) of the Code exceeds the Aggregate Limit;

                 (b)(3) The Actual Deferral Percentage of the entire group of eligible Highly Compensated Employees under the arrangement subject to section 401(k) of the Code exceeds 125 percent of the Actual Deferral Percentage of the entire group of eligible Non-Highly Compensated Employees; and

                 (b)(4) The Actual Contribution Percentage of the entire group of eligible Highly Compensated Employees under such plan subject to section 401(m) of the Code exceeds 125 percent of the Actual Contribution Percentage of the entire group of eligible Non-Highly Compensated Employees.

             (c) For purposes of this Article 3.14, the Aggregate Limit is defined as the greater of:

                 (c)(1) The sum of:

                     (A) 125 percent of the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                     (B) Two (2) percentage points plus the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage; or

                 (c)(2) The sum of:

                     (A) 125 percent of the lesser of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage, and

                     (B) Two (2) percentage points plus the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage. In no event, however, shall this amount exceed twice the greater of the Relevant Actual Deferral Percentage or the Relevant Actual Contribution Percentage.

             (d) For purposes of this Article 3.14, the term "Relevant Actual Deferral Percentage" and the term "Relevant Actual Contribution Percentage" mean, respectively, the Actual Deferral Percentage and the Actual Contribution Percentage of the eligible group of Non-Highly Compensated Employees.

             (e) (1) In the event a multiple use of the alternative limitation as described in Article 3.14(b) is present, such multiple use shall be corrected by reducing the

Actual Deferral Percentage or the Actual Contribution Percentage of the Highly Compensated Employees so that the combined Actual Deferral Percentage and the Actual Contribution Percentage does not exceed the Aggregate Limit.

                 (2) The required reduction shall be treated as an Excess Contribution as described in Article 3.11(b)(1) as an Excess Aggregate Contribution as described in Article 3.13(c).

                 (3) The Employer may elect to reduce the Actual Deferral Percentage or the Actual Contribution Percentage in order to correct the multiple use of the alternative limitation.

                 (4) The method of correction to be used to reduce the Actual Deferral Percentage shall be the method as set forth in Article 3.11. The method of correction to be used to reduce the Actual Contribution Percentage shall be the method as set forth in Article 3.13(b).

        3.14 Deposit of Employer Matching Contributions. Employer Matching Contributions shall be made in the form of Employer Stock and shall be delivered by the Employer to the Trustee, or such other depository as the Company may designate, as soon as administratively feasible after the end of the quarter for which such contribution is made, but in no event later than 90 days after the end of the Plan Year to which such Employer Matching Contributions relate.

        3.15 Forfeiture of Employer Matching Contributions. Employer Matching Contributions attributable to the portion of the Participant's Salary Deferral Contributions which have been determined to be Excess Deferrals or Excess Contributions shall be forfeited and shall reduce the Employer's Employee Matching Contributions to the Plan.

        3.16 Investment Options.

             (a) Each Participant shall direct in writing the manner in which his or her Salary Deferral Contribution and Rollover Accounts are invested. Participants may direct investment in the funds that the Employer shall make available. Participants may submit changes in their investment directions at any time on an Enrollment/Change Form. Generally, changes in investment directions shall be implemented immediately and shall take effect within five business days after the last pay date in the fiscal month. If a change in investment directions is submitted after 12:00 noon on the last Monday in the fiscal month such change shall take effect within five business days after the last pay date in the following fiscal month. Notwithstanding the foregoing, in the event a change in investment directions cannot be implemented immediately for administrative reasons, such change shall be implemented as soon as administratively feasible.

             (b) Employer Matching Contribution Accounts shall be invested in Employer Stock and/or any other investment vehicle selected by the Plan Administrator, in its sole discretion.


             (c) In the event of a tender offer extended to all shareholders of Employer Stock, Participants shall have the right to direct the Trustee as to whether the shares of Employer Stock in their Employer Matching Contribution Account should be tendered. If a Participant fails to direct the Trustee as to the tender decision, such failure shall be deemed to be a direction to not tender the shares of Employer Stock.

        3.17 Shareholder Voting Rights with Respect to Employer Stock. With respect to [vested] shares of Employer Stock in a Participant's Employer Matching Contribution Account, the Plan Committee shall have all shareholder voting rights exercisable by other shareholders of the same class of Employer Stock. The Plan Committee shall direct the Trustee as to the manner in which all shares of Employer Stock held by the Plan Trust shall be voted.

                                    ARTICLE 4
                      PARTICIPANTS' ACCOUNTS AND ALLOCATION
                             OF TRUST INCOME OR LOSS

        4.1 Salary Deferral Contribution Accounts. A Salary Deferral Contribution Account shall be established and maintained for each Participant which shall be credited with such Participant's Salary Deferral Contributions and Trust income allocable thereto, and shall be charged with distributions therefrom and any Trust losses allocable thereto.

        4.2 Employer Matching Contribution Account. An Employer Matching Contribution Account shall be established and maintained for each Participant which shall be credited with shares of Employer Stock contributed as Employer Matching Contributions and any dividends paid thereon and shall be charged with distributions therefrom. Each Employer Matching Contribution Account shall have two subaccounts: an "Employer Matching Contribution Account (Full Vesting)" and an "Employer Matching Contribution Account (Phased Vesting)." Twenty-five percent (25%) of the amount allocated to a Participant's Employer Matching Contribution Account shall be allocated to that Participant's Employer Matching Contribution Account (Full Vesting) and the remaining seventy-five percent (75%) of such contribution shall be allocated to that Participant's Employer Matching Contribution Account (Phased Vesting).

        4.3 Rollover Contribution Accounts. A Rollover Contribution Account shall be established for each Eligible Employee making a transfer to the Plan pursuant to Article 3.8 which shall be credited with such Eligible Employee's transfer and the Trust Income allocable thereto and shall be charged with distributions therefrom and losses allocable thereto.

        4.4 Valuation Dates. The Trustee shall value the assets of the Trust on the basis of fair market value as of the close of the last business day in each calendar month. Each such date shall be a Valuation Date. For valuation purposes, shares of Employer Stock in the Employer Matching Contribution Account shall be valued at the NASDAQ closing price.

        4.5 Allocation of Trust Income or Loss. As of any Valuation Date, the net Trust income or loss (including appreciation or depreciation of the Trust Fund, whether realized or unrealized) on those assets of the Trust Fund being revalued, shall be allocated to the relevant Accounts of Participants in proportion to the balances of such Accounts as of each Valuation Date, after making such adjustments as may be appropriate to reflect contributions or distributions which were made subsequent to the preceding Valuation Date. In making such allocation, the income and loss of the portion of the Trust Fund invested in any separate fund designated or authorized by the Company under
Article 3.9, shall be valued separately on each Valuation Date and the net Trust income or loss attributable to each fund shall be allocated among Participants' Accounts on a segregated basis. Principal payments and income on any Participant loan made pursuant to Article 7 shall be credited to the Account of the Participant who has obtained such a loan.

                                    ARTICLE 5

                                     VESTING

        5.1 Salary Deferral Contribution Account and Rollover Account. The full amount credited to a Participant's Salary Deferral Contribution Account and Rollover Contribution Account, if any, shall be one hundred percent (100%) vested and nonforfeitable at all times.

         5.2      Vesting of Employer Matching Contribution Account.

                  (a) All shares of Employer Stock and other amounts in each Participant's Employer Matching Contribution Account shall be one hundred percent (100%) vested and nonforfeitable on the Participant's Normal Retirement Date or on the date that the Participant terminates employment because of death.

                  (b) The full amount credited to a Participant's Employer Matching Contribution Account (Full Vesting) shall be one hundred percent (100%) vested and nonforfeitable at all times.

                  (c) Except as provided in Article 5.2(a), a Participant's Employer Matching Contribution Account (Phased Vesting) shall vest and be nonforfeitable in accordance with the following schedule:


                   Years of Service
                 for Vesting Purposes                          Percentage Vested
                 --------------------                          -----------------
                           0                                           0%
                           1                                         33-1/3%
                           2                                         66-2/3%
                           3 or More                                  100%


                  (d) For the purposes of determining a Participant's vested percentage, all Years of Service for Vesting Purposes shall be counted. Notwithstanding the foregoing sentence, if a Participant incurs five consecutive One Year Breaks in Service, Years of Service earned before the onset of such five year period shall not be counted.

         5.3      Employer Matching Contribution Accounts:  Forfeitures.

                  (a) If a Participant's Employer Matching Contribution Account (Phased Vesting) is not 100% vested on the date the Participant terminates employment, the portion of such subaccount which is not vested shall be provisionally forfeited as of the employment termination date.

                  (b) If the Participant is rehired before incurring five consecutive One Year Breaks in Service, the number of shares and amount of cash previously forfeited shall be reinstated to an Employer Matching Contribution Account (Phased Vesting) for the Participant. If the Participant incurs five consecutive One Year Breaks in Service, then the provisional forfeiture shall become a permanent forfeiture and shall not be subject to reinstatement.

                  (c) Notwithstanding any other provision of the Plan, shares and/or cash amounts necessary to restore any provisionally forfeited amounts shall be provided from other provisional forfeitures and Employer contributions, in that order.

                  (d) If the Plan is terminated, all rights to restoration of provisional forfeitures shall lapse as to persons who have not resumed employment before Plan termination unless the Participant has not incurred five consecutive One Year Breaks in Service prior to the Plan's termination.

                                    ARTICLE 6
                    DISTRIBUTION OF BENEFITS UPON TERMINATION

         6.1 Form of Distributions. When a Participant terminates employment, the balance in the Participant's Salary Deferral Contribution and Rollover Contribution Accounts shall be distributed in a single cash payment. The vested balance in the Participant's Employer Matching Contribution Account shall be distributed either (a) in the form of Shares of Employer Stock plus cash for partial shares and/or any dividend payments held in such Account or (b) in cash in an amount equal to the value of the Employer Stock determined pursuant to Section 6.2.

         6.2 Amounts Available for Distribution. The value of the Participant's Accounts shall be determined based on the Valuation Date that is within 21 days of the date a request for distribution is received by the Plan Administrator.

         6.3 Timing of Payment of Distributions.

             (a) Distribution of the vested balance then standing in the Participant's Accounts shall be made as soon as administratively feasible after a Participant terminates employment and submits a written request for distribution. If the value of the Participant's Accounts exceeds $3,500, no distribution shall be made prior to the first day of the month during which the Participant attains age 65 without the Participant's prior written consent. If a Participant's vested Accounts are valued at $3,500 or less, the Plan Administrator may distribute such Accounts to the Participant or his/her Beneficiary without a written distribution request and without the Participant's or Beneficiary's consent following the Participant's termination of employment.

             (b) Notwithstanding any other provision of the Plan, distribution of the total vested amount credited to a Participant's Accounts shall commence no later than the earlier of:

                 (b)(1) The sixtieth (60th) day after the close of the Plan Year in which the latest of the following events occur:

                          (A)     The Participant's Normal Retirement Date;


                          (B) The tenth (10th) anniversary of Participant's commencement of participation in the Plan; or

                          (C) The Participant's termination of employment with the Employer.

                 (b)(2) Benefit payments to any Participant shall commence not later than the April 1 after the calendar year in which the Participant attains age 70-1/2 years.

             (c) Distributions shall be made in accordance with section 401(a)(9) of the Code and the regulations promulgated thereunder, even to the extent that such compliance requires provisions of the Plan to be overridden.

             (d) If the amount of a required distribution cannot be ascertained by the date the distribution is to be made, or it is not possible to make such distribution because the Company has been unable to locate the Participant after making reasonable efforts to do so, a distribution retroactive to the required commencement date may be made no later than sixty (60) days after the earliest date on which the amount of such distribution can be ascertained under the Plan or the date on which the Participant is located, whichever is applicable.

         6.4 Death Benefits. Upon the death of a Participant, his or her Beneficiary shall be entitled to receive a death benefit determined as follows:

             (a) The death benefit will be an amount equal to the Participant's vested benefits, reduced to the extent necessary to discharge any outstanding loan obligation, at the time of the Participant's death. The death benefit shall be paid in a single lump sum distribution.

             (b) Any death benefit payable under subparagraph (a) above to a Beneficiary who is not the Participant's surviving spouse shall be paid in full within five (5) years of the Participant's death.

             (c) If the Beneficiary is the Participant's surviving spouse, the distribution of the death benefit payable under subparagraph (a) above must commence no later than the date the Participant would have attained age 70-1/2 years, and if the surviving spouse dies before the distributions to such spouse begin, the provisions of this subparagraph shall apply as if the surviving spouse were the Participant.

         6.5 Deferred Distributions. When the distribution to a terminated Participant is deferred because such terminated Participant has not submitted a written request for distribution, as required by Article 6.3(a), then such terminated Participant shall have all the rights of an active Participant with respect to the investment of his or her Accounts.

         6.6 Direct Transfer of Eligible Rollover Distributions. If the distribution made to a Participant or Beneficiary pursuant to this Article 6 is eligible under section 402 of the Code to be rolled over to an eligible retirement plan, the recipient of the distribution may request that the Company direct the Trustee to pay the distribution directly to the eligible retirement plan designated by the recipient. Such direct payment shall be made as soon as administratively practicable following a request for the direct transfer and shall be in the form described in Article 6.1. The value of the Employer Stock in the Employer Matching Contribution Account may be transferred in cash if a Participant requests a cash transfer in writing and on the form required by the Company. The amount of such direct payment may not exceed the portion of the distribution which would be included in the recipient's gross income for income tax purposes if it were not directly paid or otherwise transferred in a timely manner to an eligible retirement plan. For the purposes of this direct transfer provision, an "eligible retirement plan" shall include the following: (i) an individual retirement account described in section 408(a) of the Code, (ii) an individual retirement annuity described in section 408(b) of the Code, (iii) an annuity plan described in section 403(a) of the Code, and (iv) a qualified plan trust described in section 401(a) of the Code, provided that such plan accepts rollover distributions.

         6.7 No Liability. Any payment to a Participant, or to his or her legal representative or Beneficiary, or direct transfer to an eligible retirement plan in accordance with the provisions of the Plan, shall be, to the extent of such payment, in full satisfaction of all claims hereunder against the Trustee, the Company and the Employer, any of whom may require such Participant, legal representative or Beneficiary as a condition precedent to such payment to execute a receipt therefor in such form as shall be determined by the Trustee, the Company or the Employer, as the case may be. The Employer does not guarantee the Trust, the Participants, or their legal representatives or Beneficiaries against loss of or depreciation in value of any right or benefit that any of them may acquire under the terms of the Plan. All of the benefits payable hereunder shall be paid or provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.

                                    ARTICLE 7
                                      LOANS

         7.1 Loans: Requirements. Upon written application of a Participant, the Company may direct the Trustee to make a loan to such Participant in accordance with the following rules and such other guidelines as the Company shall establish:

             (a) The principal amount of a loan shall not exceed the lower of paragraphs (1) and (2) below:

                 (a)(1) Fifty thousand dollars ($50,000), reduced by the Participant's highest outstanding loan balance during the 1 year period ending on the day before the day on which the current loan is made. For purposes of determining the Participant's highest outstanding loan balance, all loans made to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company shall be aggregated.

                (a)(2) Fifty percent (50%) of the Participant's vested interest in his or her Accounts, reduced by the current outstanding balance of all other loans to the Participant from the Plan and any other qualified plan maintained by the Company or a Related Company.

            (b) Loans shall be subject to such requirements as may be specified by the Company in its sole discretion; provided, however, that loans must be made available to all Participants on a reasonably equivalent basis.

            (c)  Loans must be adequately secured.

            (d) Loans must be evidenced by the borrowing Participant's promissory note for a fixed term bearing interest at a reasonable rate of interest determined by the Company on a quarterly basis. Such interest rate shall be the prime rate published in the Wall Street Journal on the first business day of each calendar quarter plus two percentage points (2%), and requiring regular, periodic repayment by payroll deductions.

            (e) Loans must be required to be repaid within five (5) years unless the proceeds of the loan are used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as a principal residence of the Participant, in which case such a loan must be repaid within fifteen (15) years.

            (f) A loan shall not be made if such loan would constitute a prohibited transaction under the applicable sections of ERISA and the Code, and the regulations promulgated thereunder.

            (g) A Participant may not have more than one loan outstanding from the Plan at any single point in time.

            (h) Loans shall be for the minimum amount of one thousand dollars ($1000.00).

            (i) The Company shall charge the cost of processing a loan to the Participant receiving the loan. Such loan processing costs shall be determined by the Company and communicated to all Plan participants who apply for a Plan loan.

         7.2 Loans: Source of Funds, Application of Payments. The loan principal shall be taken first from the Participant's Salary Deferral Contribution Account and then, if necessary, from the Participant's Rollover Contribution Account. The loan principal shall be withdrawn from the fixed income investment fund only. Unless the Participant has specified otherwise, all interest and principal payments on such loans shall be deposited in the investment funds in which the Participant has invested his or her Salary Deferral Contribution Account pursuant to such Participant's Enrollment/Change Form in effect at the time of such deposit, or in such other investment fund as the Company may specify from time to time.

                                    ARTICLE 8

                     IN-SERVICE WITHDRAWALS BY PARTICIPANTS

         8.1 Withdrawals for Financial Hardship. Upon written consent of the Company, a Participant may withdraw an amount up to the account balance credited to the Participant's Salary Deferral Contribution Account as may be required to meet urgent and heavy financial needs of the Participant, provided that the entire amount requested by the Participant is not reasonably available from other resources of the Participant. Notwithstanding the foregoing, no earnings credited to the Participant's Salary Deferral Contribution Account may be withdrawn.

              (a) A financial hardship distribution will be made only for one of the following reasons:

                  (a)(1) Medical expenses incurred by the Participant, the Participant's spouse, or any dependents of the Participant;

                  (a)(2) Costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Participant;

                  (a)(3) Payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents; or

                  (a)(4) The need to prevent the Participant's eviction from his principal residence or foreclosure on the mortgage on the Participant's principal residence.

              (b) The withdrawal must not exceed the amount necessary to satisfy the Participant's financial need and no more may be withdrawn than is required to relieve the financial need (including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the distribution).

              (c) The Participant must have obtained any loans and distributions which he or she may be entitled to obtain under the Plan.

              (d) The Participant's Salary Deferral Contributions are limited for the calendar year following the year in which such a withdrawal is received to the maximum amount permitted under section 402(g) of the Code for such calendar year reduced by the amount of the Participant's Salary Deferral Contributions for the calendar year in which the hardship withdrawal is received.

              (e) The Participant may not authorize either Salary Deferral Contributions to the Plan or elective contributions or employee contributions to other plans of deferred compensation for at least twelve (12) months after receipt of the hardship withdrawal.

         8.2 Frequency of Withdrawals. Except as otherwise permitted by the Company for good reason and pursuant to policies which are uniformly applied to all Participants on a non-discriminatory basis, no Participant shall be permitted to make more than one hardship withdrawal in any Plan Year pursuant to
Article 8.1.

         8.3 Withdrawal After Age 59-1/2. After attaining age 59-1/2 years, a Participant may withdraw all or any portion of the account balance credited to his or her Salary Deferral Contribution or Rollover Contribution Accounts, as the Participant may request.

                                    ARTICLE 9

                                  BENEFICIARIES

         9.1 Beneficiary Designation. Subject to the provisions of this Article
9.1 and Article 9.3, each Participant shall have the right to designate on forms provided by the Employer a Beneficiary or Beneficiaries to receive the benefits provided under the Plan in the event of his or her death, and shall have the right at any time to revoke such designation or to substitute another such Beneficiary or Beneficiaries. If a Participant is married and has designated a Beneficiary or Beneficiaries other than the Participant's spouse to receive any portion of the benefits herein provided in the event of his or her death, such designation shall be invalid unless and until (a) the Participant's spouse consents in writing to such designation, (b) such consent acknowledges the effect of the beneficiary designation, and (c) such consent is witnessed by a Notary Public or a Plan representative. Once such consent is given, it may not be revoked and the Participant may not change his or her beneficiary designation (except to name the Participant's spouse as the sole Beneficiary) without a new consent by the Participant's spouse, which new consent must also meet the above requirements.

         9.2 Absence of Valid Designation. If, upon the death of a Participant, former Participant or Beneficiary, there is no valid designation of Beneficiary on file with the Employer, the Company shall designate as the Beneficiary, in order of priority:

             (a)      The surviving spouse; or

             (b)      The Participant's estate.

         9.3 Surviving Spouse Beneficiary. Notwithstanding any other provision in the Plan, if a Participant or former Participant dies leaving a surviving spouse, and if such spouse had been married to the Participant on the date of the Participant's death, such surviving spouse shall be the Beneficiary for all purposes under the Plan unless the Participant previously designated another or an additional Beneficiary, and such surviving spouse consented to such designation in accordance with the provisions of Article 9.1 above.

                                   ARTICLE 10
                         DESIGNATION OF NAMED FIDUCIARY

         10.1 Plan Administrator. The Plan Committee is the named fiduciary and administrator of the Plan as provided for by ERISA and shall have the authority to manage and control the operation and administration of the Plan. In the absence of the formation of a Plan Committee, the Company shall be the named fiduciary and administrator of the Plan and shall have all of the rights and responsibilities of the Plan Committee as set forth under the Plan.

         10.2 Powers of Plan Administrator. The Plan Committee shall have complete control of the administration of the Plan herein set forth with all powers necessary to enable it properly to carry out its duties in that respect. Not in limitation, but in amplification of the foregoing, the Plan Committee shall have the power to construe the Plan and to determine all questions that shall arise hereunder, including determination of eligibility of Employees, amounts of credits, allocation of assets, method of payment, whether distributions from the Trust shall be made in cash or in kind and the assets to be distributed, and participation and benefits under the terms of the Plan. The Plan Committee shall also establish reasonable rules and procedures which shall be applied in a uniform and nondiscriminatory manner for enrollment in the Plan and to changes by Participants on their contributions and investment options. The Plan Committee shall establish the rules and procedures by which the Plan will operate. Decisions of the Plan Committee made in good faith upon any matter within the scope of its authority shall be final, conclusive and binding upon all persons, including Participants and their legal representatives or Beneficiaries; but the Company shall at all times, in giving effect to its decisions, act without discrimination in favor of or against any Participant, legal representative or Beneficiary.

         10.3 Other Agents. The Company may employ such persons or organizations to render service or perform services with respect to the administrative responsibilities of the Company under the Plan as the Company determines to be necessary and appropriate. Such persons or organizations may include, without limitation, actuaries, attorneys, accountants, and benefit, financial and administrative consultants.

         10.4 Fiduciaries. Any person or group of persons may serve in more than one fiduciary capacity with respect to the Plan.

         10.5 Indemnification. The Employer shall indemnify and hold harmless the members of the Board and any other Employees to whom any fiduciary responsibility with respect to the Plan is allocated or delegated, from and against any and all liabilities, costs and expenses, including attorneys' fees, incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and under ERISA, other than such liabilities, costs and expenses as may result from the bad faith, willful misconduct or criminal acts of such persons or to the extent such indemnification is specifically prohibited by ERISA. The Employer shall have the obligation to conduct the defense of such persons in any proceeding to which this Article 10.5 applies. If any member of the Board or any Employee covered by this indemnification clause of this Article 10.5 determines that the defense of the Employer is inadequate, that member shall be entitled to retain separate legal counsel for his or her defense and the Employer shall be obligated to pay for all reasonable legal fees and other court costs incurred in the course of such defense unless a court of competent jurisdiction finds such person has acted in bad faith or engaged in willful misconduct or criminal acts. The Employer may satisfy its obligation under this Article 10.5 in whole or in part, through the purchase of a policy or policies of insurance, but no insurer shall have any rights against the Company arising out of this Article 10.5.

         10.6 Costs. All costs associated with the operation of the Plan and Trust shall be paid by the Employer. Notwithstanding the foregoing, brokerage commissions payable on Plan investments, if any, shall be paid from the proceeds of the Guaranteed Income Contract fund or other investment alternative selected by the Plan Committee.

                                   ARTICLE 11

                             TRUST FUND AND TRUSTEE

         11.1 Trust Agreement. Contributions made by the Employer and all other assets of the Plan shall be held in Trust in accordance with the provisions of the Trust Agreement.

All benefits payable under the Plan shall be paid solely from the assets of the Trust, and the Employer assumes no liability or responsibility therefor.

                                   ARTICLE 12

                            AMENDMENT AND TERMINATION

         12.1 Amendment. The Company reserves the right at any time or times to amend the Plan to any extent and in any manner that it may deem advisable, and upon such amendment, the Employer, the Trustee, and all Participants, their Beneficiaries and all other persons having any interest hereunder shall be bound thereby. Such power includes the right, without limitation, to make retroactive amendments referred to in section 401(b) of the Code (as amended by section 1023 of ERISA). However, except as provided in Article 12.3, no amendment:

              (a) Shall cause or permit any part of the principal or income of the Trust to revert to the Employer or to be used for, or to be diverted to, any purpose other than the exclusive benefit of Participants and their Beneficiaries, except that

                  (a)(1) A contribution made by the Employer by a mistake of fact shall be returned to the Employer within one year after the payment of such contribution to the extent permitted by section 403(c) of ERISA. A Salary Deferral Contribution, or a portion thereof, returned to the Employer pursuant to this Article 12.1(a)(1) shall be returned to the Employee from whose Compensation the amount was withheld, as soon as administratively feasible, but in no event later than thirty (30) days after the return of such contribution to the Employer.

                  (a)(2) If an Employer contribution is conditioned upon the deductibility of the contribution under Section 404 of the Code or any successor provision thereto, then to the extent such contribution is disallowed, this paragraph shall not prohibit the return to the Employer of such contribution (to the extent disallowed) within one (1) year after such disallowance of the deduction. A Salary Deferral Contribution, or a portion thereof, returned to the Employer pursuant to this Article 12.1(a)(2) shall be returned to the Employee from whose Compensation the amount was withheld, as soon as administratively feasible, but in no event later than thirty (30) days after the return of such contribution to the Employer.

              (b) Shall change the duties or liabilities of the Trustee, or an Investment Manager appointed pursuant to the Trust Agreement, without its written assent to such amendment.

              (c) Shall retroactively reduce the benefits of any Participant or his or her Beneficiary accrued under the Plan by reason of contributions made by the Employer prior to the amendment except to the extent that such reduction is permitted by ERISA.

         12.2 Termination. The Employer has established the Plan with the bona fide intention and expectation that the Plan will continue indefinitely and that it will be able to make its contributions indefinitely, but the Company and each Related Company shall be under no obligation to continue its contributions or to maintain the Plan for any given length of time and may, in its sole and absolute discretion, discontinue its contributions or terminate its sponsorship of the Plan in whole at any time without any liability whatsoever. In the event of the complete or partial termination of the Plan or complete discontinuance of further contributions hereunder by the Company or a Related Company, the full value of the Accounts of all Participants employed by the business terminating its sponsorship of the Plan or completely discontinuing its contributions to the Plan shall become fully vested and nonforfeitable, notwithstanding any other provisions of the Plan. However, the Trust shall continue until all Participants' Accounts have been completely distributed to or for the benefit of the Participants in accordance with the Plan.

                                   ARTICLE 13
                                   ASSIGNMENTS

                  The interest herein, whether vested or not, of any Participant, or Beneficiary, shall not be subject to alienation, assignment, encumbrance, attachment, garnishment, execution, sequestration or other legal or equitable process, or transferability by operation of law in event of bankruptcy, insolvency or otherwise, except security interests taken in a Participant's Account(s) for loans made to Participants pursuant to Article 7 of the Plan and qualified domestic relations orders as determined pursuant to
Article 16.4 hereof.

                                   ARTICLE 14
                                CLAIMS PROCEDURE

         14.1 General Procedure. A Participant or Beneficiary entitled to benefits under the Plan need not file a request therefor. However, if the Participant or Beneficiary believes that his or her benefits have been incorrectly determined, he or she may make a written application for review of the determination previously made by the Company.

         All such applications for review shall be submitted to the Company at the offices of the Company currently located at 345 Los Coches Street, Milpitas, California 95035 (Attn: Employee 401(k) Plan Administrator) in writing on the forms prescribed by the Company and must be signed by the Participant, or in the case of a death benefit, by the Beneficiary or legal representative of the deceased Participant. Each application shall be acted upon and approved or disapproved within ninety (90) days following its receipt by the Company, which period may be extended up to an additional ninety (90) days upon written notice by the Company to the applicant. In the event any application for benefits is denied, in whole or in part, the Company shall notify the applicant in writing of such denial and of the applicant's right to a review by the Company. Said denial shall set forth in a manner calculated to be understood by the applicant specific reasons for such denial, specific references to pertinent Plan provisions on which the denial is based, a description of any additional material or information necessary for the applicant to perfect his or her application, an explanation of why such material or information is necessary and an explanation of the Plan's review procedure.

         Any person, or such person's duly authorized representative, whose application for benefits is denied in whole or in part may appeal from such denial to the Company for a review of the decision by submitting to the Company within sixty (60) days after receiving written notice from the Company of the denial of the claim a written statement:

              (a) Requesting a review of his or her application for benefits by the Company;

              (b) Setting forth all of the grounds upon which his or her request for review is based and any facts in support thereof; and

              (c) Setting forth any issues or comments which the applicant deems pertinent to this application.

         14.2 Procedure of Company to Review Appeals.

              (a) The Company shall make a full and fair review of each such application and any written materials submitted by the applicant in connection therewith and may require the applicant to submit such additional facts, documents or other evidence as the Company, in its sole discretion, deems necessary or advisable in making such a review. On the basis of its review, the Company shall make a determination of the applicant's eligibility for benefits under the Plan. The decision of the Company on any application for benefits shall be final and conclusive upon all persons if supported by substantial evidence in the record. Such a decision on review shall ordinarily be made within sixty (60) days after the Company's receipt of an applicant's request for review, unless the Company requires further time, in which case a decision shall be rendered as soon as possible, but not later than one hundred twenty (120) days after receipt of an applicant's request for review.

              (b) In the event the Company denies an application in whole or in part, the Company shall give written notice of its decision to the applicant setting forth in a manner calculated to be understood by the applicant the specific reasons for such denial and the specific references to the pertinent Plan provisions on which the Company's decision was based.

                                   ARTICLE 15
                              TOP HEAVY PROVISIONS

         15.1 Top Heavy Determination. The Plan will be considered a Top Heavy Plan for the Plan Year if as of the last day of the preceding Plan Year (or in the case of the first Plan Year of the Plan, the last day of such Plan Year),
(a) the value of the sum of the Accounts of Key Employees (as defined in Article 15.5) exceeds sixty percent (60%) of the value of the sum of the Accounts of all Participants and certain former participants in the Plan (the "60% Test") or (b) the Plan is part of a Required Aggregation Group (within the meaning of section 416(g) of the Internal Revenue
Code) and the Required Aggregation Group is a Top Heavy Group.

         In determining the value of Accounts of Participants for purposes of the 60% Test, any contributions to the Plan pursuant to Article 3.1 initiated by an Employee shall not, except to the extent provided by Treasury Regulations promulgated under section 416(g)(4) of the Internal Revenue Code, be taken into account. A Participant's Accounts for purposes of applying the 60% Test shall be measured as of the most recent Valuation Date occurring within a 12-month period ending on the determination date, and an adjustment in the amount of any contributions actually made after the Valuation Date but on or before the determination date. In the first Plan Year, such adjustment shall also include the amount of any contributions made after the determination date that are allocated as of a date in the first Plan Year. An individual's Accounts shall not be taken into consideration for the purposes of applying the 60% Test if either (a) that individual was a Non-Key Employee with respect to the Plan for any Plan Year, but such individual was a Key Employee with respect to the Plan prior to a Plan Year in which the individual was a Non-Key Employee, or (b) that individual has not performed any services for the Employer at any time during the 5-year period ending on the determination date. Notwithstanding the results of the 60% Test, the Plan shall not be considered a Top Heavy Plan for any Plan Year in which the Plan is a part of a Required Aggregation Group or permissive aggregation group (within the meaning of section 416(g) of the Internal Revenue
Code) which is not a Top Heavy Group.

         15.2 Required Aggregation Group. "Required Aggregation Group" shall mean each plan of the Employer which has a Key Employee as a Participant and any other Employer plan (including a terminated plan of the Employer to the extent required by validly issued Treasury regulations) which enables a plan of the Employer in which a Key Employee is a participant to meet the requirements of section 401(a)(4) or 410 of the Code. In applying the 60% Test to two or more plans, the 60% Test is applied to each plan and then the plans are aggregated by adding together the results as of each plan's determination date which falls within the same calendar year.

         15.3 Top Heavy Group. "Top Heavy Group" shall mean any aggregation group, whether or not a Required Aggregation Group, which meets the 60% Test. In applying the 60% Test to two or more plans, the 60% Test is applied to each plan and then the plans are aggregated by adding together the results as of each plan's determination date which falls within the same calendar year.

         15.4 Minimum Contribution for Top Heavy Plan. For any Plan Year in which the Plan is a Top Heavy Plan, an amount shall be credited to the Employer Matching Contribution Account of each Employee who is not a Key Employee and who is eligible to share in this special minimum contribution for a Top Heavy Plan pursuant to paragraph (c) below which is equal to:

              (a)  the lesser of:

                   (a)(1) the amount of the contributions expressed as a percentage of compensation (as defined in Article 16.3(a)(4)) which is credited to the Accounts with respect to such Plan Year of the Key Employee having the highest such percentage, or

                   (a)(2) Three percent (3%) of compensation (as defined in Article 16.3(a)(4)),

              (b) reduced by the amount of the Employer Matching Contribution and other eligible Employer contributions otherwise credited to the Accounts of each Employee who is not a Key Employee for such Plan Year.

              (c) All Participants who are not Key Employees and who have not separated from service prior to the last day of the Plan Year are eligible to share in this special minimum contribution for a Top Heavy Plan described in this Article 15.4.

         15.5 Key Employees.

              (a) The term "Key Employee" shall mean an Employee who, at any time during the Plan Year or any of the four (4) preceding Plan Years, is:

                  (a)(1) an officer of the Employer having an annual compensation greater than one hundred fifty percent (150%) of the maximum dollar amount as set forth in section 415(c)(1)(A) of the Code (or such greater amount as may be permitted pursuant to regulations issued under section 415(d)(1) of the Code) for any such Plan Year;

                  (a)(2) One of ten Employees having annual compensation from the Employer of more than such maximum dollar amount then in effect and owning (or considered as owning within the meaning of section 318 of the Code), the largest interests in the Employer;

                  (a)(3)   a five percent (5%) owner of the Employer; or

                  (a)(4) a one percent (1%) owner of the Employer, having an annual compensation from the Employer of more than $150,000.

              (b) For purposes of paragraph (a)(1) above, no more than 50 Employees (or, if fewer, the greater of three (3) Employees or ten percent (10%) of the Employees) shall be treated as officers. For purposes of paragraph (a)(2) above, if two Employees have the same interest in the Employer, the Employee having the greater compensation from the Employer shall be treated as having a larger interest.

              (c) For purposes of this definition:

                  (c)(1) "5% owner" shall mean, in the case of a corporation, any person who owns (or who is considered as owning within the meaning of section 318 of the Code) more than 5% of the outstanding stock of the corporation or stock possessing more than 5% of the total combined voting power of all stock of the corporation and, in the case of an Employer which is not a corporation, any person who owns more than 5% of the capital or profits interest in the Employer; and

                  (c)(2) a "1% owner" is any person who would be described in subparagraph (c)(1), above, if "1%" were substituted for "5%" each place it appears therein.

             (d) For purposes of paragraphs (a)(2) and (c) above, the rules of section 318 of the Code shall be modified as set forth in section
416(i)(1)(B)(iii) of the Code.

             (e) A Key Employee shall also include the Beneficiary of a Key Employee.

             (f) A Key Employee shall include an individual who is either currently or was formerly employed by the Employer who meets the definition set forth in paragraph (a) above.

         15.6 Non-Key Employee. "Non-Key Employee" shall mean any Employee who is not a Key Employee.

         15.7 Top Heavy Vesting.

              (a) In any Plan Year in which the Plan is a Top Heavy Plan, the Accounts of a Participant shall vest in accordance with the following Top Heavy Vesting Schedule, except to the extent the regular vesting schedule set forth in
Article 5 provides for a rate of vesting which is as rapid as or more rapid than the Top Heavy Vesting Schedule selected in this Article 15.7.

                  Year of Service for                             Percentage
                   Vesting Purposes                                 Vested
                  -------------------                             ----------
                     less than 2                                        0
                               2                                       20
                               3                                       40
                               4                                       60
                               5                                       80
                               6                                      100

              (b) For the purposes of determining a Participant's Years of Service for Vesting Purposes applicable to the Top Heavy Vesting Schedule set forth in Article 15.7(a), all of the Participant's service with the Company or a Related Company shall be taken into account.

              (c) If the Plan becomes a Top Heavy Plan and subsequently ceases to be such, the Top Heavy Vesting Schedule set forth in Article 15.7(a) shall continue to apply in determining the vested percentage of the Employer Matching Contribution Account for any Participant who had at least five Years of Service as of the last Plan Year in which the Plan was a Top Heavy Plan. For other Participants, said schedule shall apply only to their account balance in their Employer Matching Contribution Account as of the last day of such Plan Year and Employer Matching Contributions relating to subsequent Plan Years shall vest according to the vesting schedule set forth in Article 5.


                                   ARTICLE 16

                                  MISCELLANEOUS

         16.1 No Employment Relationship Established by Plan. The adoption and maintenance of the Plan and Trust shall not be deemed to be a contract between the Employer and any Employee. Nothing herein contained shall be deemed to give any Employee the right to be retained in the employ of the Employer or to interfere with the right of the Employer to discharge any Employee in its employ at any time, nor shall it be deemed to give the Employer the right to require any Employee to remain in its employ, nor shall it interfere with the Employee's right to terminate his or her employment at any time.

         16.2 Plan Merger or Consolidation.

              (a) In no event shall the Plan be merged or consolidated with any other plan, nor shall there be any transfer of assets or liabilities from the Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's benefits, if such other plan were then to terminate, are at least equal to or greater than the benefits which the Participant would have been entitled to had the Plan been terminated immediately before such merger, consolidation, or transfer.

              (b) If the Employer merges or consolidates with or into a corporation, or if substantially all of the assets of the Employer shall be transferred to a corporation, the Plan hereby created shall terminate on the effective date of such merger, consolidation or transfer. However, if the surviving corporation resulting from such merger or consolidation, or the corporation to which the assets have been transferred, adopts the Plan, the Plan shall continue and said corporation shall succeed to all rights, powers and duties of the Employer hereunder. The employment of any Employee who is continued in the employ of such successor corporation shall not be deemed to have been terminated for any purpose hereunder.

    16.3 Section 415 Limits on Allocations.

              (a) Notwithstanding anything in the Plan to the contrary, in accordance with the requirements of section 415 of the Code, no contribution to the Plan shall knowingly be made and no amount allocated to a Participant's Salary Deferral Contribution Account or Employer Matching Contribution Account if such contribution or allocation would cause the Annual Addition to the Participant's Accounts for a Plan Year to exceed the lesser of: (i) twenty five percent (25%) of the Participant's compensation from the Employer for such Plan Year, or (ii) the Defined Contribution Dollar Limitation. For purposes of this
Article 16.3(a), the following definitions and rules shall apply:

              (a)(1) "Annual Addition" shall mean for any Plan Year the sum of the Salary Deferral Contributions and Employer Matching Contributions allocated to a Participant's Accounts.

              (a)(2) "Defined Contribution Dollar Limitation" shall mean $30,000 or, if greater, one-fourth of the defined benefit limitation set forth in section 415(b)(1) of the Code in effect for such Plan Year.

              (a)(3) If the Employer is contributing to another defined contribution plan, as defined in section 414(i) of the Code, for Employees of the Employer, some or all of whom may be Participants of the Plan, then any such Participant's Annual Addition in such other plan shall be aggregated with such Participant's Annual Addition derived from the Plan for purposes of the limitation in this Article 16.3(a).

              (a)(4) "Compensation" shall have the same meaning as in Article 1.1(g)(2), except that Salary Deferral Contributions under the Plan and salary reductions not includable in an Employee's gross income pursuant to section 125 of the Code shall be excluded.

           (b) If a Participant in the Plan is also a participant in a defined benefit plan, as defined in section 414(j) of the Code, to which contributions are made by the Employer, then in addition to the limitation contained in
Article 16.3(a), for any Plan Year the sum of such Participant's defined benefit plan fraction (as defined by section 415(e)(2) of the Code) for all such plans and his or her defined contribution plan fraction (as defined by section 415(e)(3) of the Code) for all such plans for such Plan Year shall not exceed 1.0.

           (c) In order to implement the limitations set forth in Articles 16.3(a) and 16.3(b), the aggregate of the Annual Additions to the Plan and the Annual Additions to any other defined contribution plan shall be limited or reduced until the applicable limitation is satisfied, by limiting or reducing the aggregate amount to the extent permitted by regulations promulgated pursuant to the Plan, refund of any Salary Deferral Contributions, and earnings thereon, made by the Participant to the Plan.

         16.4 Qualified Domestic Relations Orders.

              (a) In accordance with section 414(p) of the Code, section 206(d)(3) of ERISA, and any regulations promulgated thereunder, the Company shall establish reasonable written procedures to determine the qualified status of domestic relations orders received with respect to Participants and to administer distributions to alternate payees under such qualified domestic relations orders.

              (b) Notwithstanding any provision in the Plan to the contrary, and in accordance with reasonable procedures applied in a uniform and nondiscriminatory manner, the Company shall direct the Trustee to make a payment as soon as administratively feasible to an alternate payee pursuant to the terms of a qualified domestic relations order received with respect to a Participant, regardless of whether such Participant has terminated employment with the Employer; provided, however, that if the amount of such payment exceeds $3,500, the payment shall not be made without the written consent of the alternate payee.

              (c) Any payment to an alternate payee, or to his or her legal representative or beneficiary, pursuant to the terms of a qualified domestic relations order shall be in full satisfaction of all claims under such order against the Employer, the Company, and the Trustee, as the case may be, any of whom may require such alternate payee, or his or her legal representative or beneficiary, to execute a receipt therefor in such form as shall be determined by the Employer, the Company, or the Trustee, as the case may be.

         16.5 Notices. All notices, statements and other communications from the Trustee, the Employer or the Company to an Employee, Participant, legal representative or designated Beneficiary required or permitted hereunder shall be deemed to have been duly given, furnished, delivered or transmitted, as the case may be, when delivered to (or when mailed by first-class mail, postage prepaid and addressed to) the Employee, Participant or Beneficiary at his address last appearing on the books of the Employer.

         16.6 Severability. If any provision of the Plan shall be held by a court of competent jurisdiction to be invalid or unenforceable, the remaining provisions of the Plan shall continue to be fully effective.

         IN WITNESS WHEREOF, Read-Rite Corporation adopts the Plan effective as of the date set forth above.



DATED:    8/9/94                                  READ-RITE CORPORATION
       ________________


                                                  By:  /s/ Rex S. Jackson
                                                     __________________________

                                                                    EXHIBIT 10.4

                                    Exhibit 2

                                    EXHIBIT B

                             FIRST AMENDMENT TO THE
                      READ RITE CORPORATION EMPLOYEE 401(K)
                             RETIREMENT SAVINGS PLAN


         Effective January 1, 1995, the Read Rite Corporation Employee 401(k) Retirement Savings Plan is amended by restating Article 3.11(a) in its entirety as follows:

         "3.11 Employer Matching Contributions . . .

                  (a) The Employer shall contribute as an Employer Matching Contribution shares of Employer Stock. The number of shares of Employer Stock contributed as an Employer Matching Contribution each quarter shall be determined as follows:

                      (1) The number of shares contributed as the Employer Matching Contribution shall be equal to one hundred fifty percent (150%) times the eligible Salary Deferral Contributions made on behalf of each Participant divided by the value of the shares determined in accordance with subparagraph
(5) below. The maximum Employer Matching Contribution shall be limited to one hundred (100) shares each Plan Year effective January 1, 1995.

                      (2) Employer Matching Contributions shall be allocated to each Participant's account quarterly. The first such Employer Matching Contribution shall be allocated on September 30, 1993, and shall be based on eligible Salary Deferral Contributions made during the period from January 1, 1993 through September 30, 1993.

                      (3) In order to be eligible for an Employer Matching Contribution for a given quarter, an Employee must be a Participant on the last business day of that quarter. Effective January 1, 1994, Employer Matching Contributions shall be made based on Salary Deferral Contributions in a quarter whether or not the Employee is a Participant on the last business day of that quarter.

                      (4) Eligible Salary Deferral Contributions shall be the first one thousand dollars ($1,000) contributed to the Plan each Plan Year.

                      (5) The value of the shares of Employer Stock shall be determined by the reported closing price of the Employer Stock on the national market system of the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on the last business day of each Plan Quarter, beginning on September 30, 1993. If the closing price is not so reported on the NASDAQ market system, then the price shall be that reported on such other stock exchange or market system on which the Common Stock is traded."

         The above First Amendment to the Plan has been adopted by the Plan Administrative Committee pursuant to and in a manner consistent with a valid delegation of authority from the Board of Directors of Read Rite Corporation.

         IN WITNESS WHEREOF the Plan Administrative Committee hereby adopts the First Amendment to the Plan on this 12th day of October, 1994.

                                        PLAN ADMINISTRATIVE COMMITTEE FOR THE
                                        READ RITE EMPLOYEE 401(k) RETIREMENT
                                        SAVINGS PLAN



                                        By: /s/Patricia Winter
                                            ------------------------------------
                                        Chairman, Plan Administrative Committee

                                                                    Exhibit 10.4

                                   Exhibit 3

                             SECOND AMENDMENT TO THE

                            READ RITE EMPLOYEE 401(K)
                             RETIREMENT SAVINGS PLAN


         The Read Rite Employee 401(k) Retirement Savings Plan (the "Plan") is amended effective January 1, 1991, unless otherwise specifically stated herein, as follows.

                      1. Life Insurance. The following provisions are added to clarify that before January 1, 1995, Plan participants had the right to direct the Plan trustee to purchase individual life insurance contracts with assets in their accounts. This right to purchase life insurance was terminated on January 1, 1995, but a participant may continue to hold life insurance contracts purchased before January 1, 1995, in his or her Plan accounts.

                          a. The following subparagraph (d) is added at the end
of Section 3.16:

                          "(d) Before January 1, 1995, individual life insurance policies and individual annuity contracts issued by one or more insurance companies may be purchased by the Plan Trustee upon written directions from a Participant from assets in the Participant's Accounts. Effective January 1, 1995, individual life insurance contracts shall not be available as an investment option under the Plan. The rules applicable to investments in life insurance contracts shall be set forth in Appendix A to this Plan."

                          b. The following Appendix A is added at the end of the
Plan document:


                                   "APPENDIX A

           RULES APPLICABLE TO INVESTMENT IN LIFE INSURANCE CONTRACTS

         A. The following rules shall apply to and determine a Participant's right to direct the investment of his or her Account balances in life insurance contracts pursuant to Section 3.16(d).

            1. The insured for an individual policy or contract may be the Participant, his spouse or his child or children under the age of twenty-five (25) years, as the Participant shall designate.

         2. The Employer may limit the maximum amount of insurance that a Participant may purchase on the life of his or her spouse and/or children. Insurance shall be purchase in face amount increments of at least one thousand dollars ($1000).

         3. If a life insurance contract is purchased for a Participant, the aggregate annual premium for ordinary life insurance for each Participant must be less than fifty percent (50%) of the aggregate contributions and forfeitures allocated to such Participant's Accounts during the Plan Year. For purposes of this provision, "ordinary life insurance" is defined as insurance with both a non-decreasing death benefit and non-increasing premiums.

         4. If a term insurance or universal life insurance contract is purchased for a Participant, the aggregate annual premium for such insurance contract for each Participant shall not exceed twenty-five percent (25%) of the aggregate contributions and forfeitures allocated to such Participant's Accounts during the Plan Year.

         5. If both ordinary life insurance and term or universal life insurance is purchased for a Participant, the aggregate annual premium for such term or universal life insurance plus fifty percent (50%) of the premium for ordinary life insurance shall not exceed twenty-five percent (25%) of the aggregate contributions and forfeitures allocated to such Participant's Accounts during the Plan Year.

         6. Any dividends or credits earned on any insurance contracts purchased for a Participant shall be allocated to the Account of the Participant for whom the insurance is purchased.

         7. If a Participant is eligible to receive a distribution from the Plan, insurance contract investments shall be distributed in one of the following forms, as elected by the Participant:

            a. Distribution of the insurance contract to the Participant;

            b. The insurance contract(s) shall be converted into cash and the cash shall be distributed to the Participant; or

            c. The insurance contract(s) shall be converted into an annuity contract to provide for periodic income.

                  Notwithstanding the foregoing provisions, no portion of the insurance contract or the value of the contract may be used to provide for life insurance benefits beyond the Participant's Normal Retirement Date.

                  8. The above limitations on the purchase of life insurance contracts shall not apply to such purchases with assets that have accumulated in the Participant's Accounts for at least two (2) Plan Years.

         B. The Trustee shall be the owner of record for any contracts purchased under the terms of Section 3.16(d) and this Appendix A. Any insurance contract purchased with Plan assets must provide that all proceeds shall be payable to the Trustee and shall be credited to the Participant's Accounts and distributed in accordance with the distribution provisions in Article 6.

         C. The premiums paid shall be allocated to the different types of accumulation available under the insurance contract in accordance with the Participant's directions.

         D. Effective January 1, 1995, no additional life insurance contracts or increases in life insurance coverage may be purchased under the Plan. The rules set forth in this Appendix A shall continue to apply to life insurance contracts purchased before January 1, 1995."

                  2. No Matching Contributions for Gregorio Reyes. To reflect provisions in the individual employment agreement between Read Rite Corporation and Gregorio Reyes, the Plan is amended to provide that no Matching Contributions shall be made on behalf of Gregorio Reyes. Section 3.11(a) is amended by the addition of the following sentence at the end thereof:

                  "Notwithstanding the preceding sentence and/or any other provision in this Plan to the contrary, no Employer Matching Contributions shall be made on behalf of Gregorio Reyes."


         The above Second Amendment to the Plan has been adopted by the Plan Administrative Committee pursuant to and in a manner consistent with a valid delegation of authority from the Board of Directors of Read Rite Corporation.

         IN WITNESS WHEREOF the Plan Administrative Committee hereby adopts the Second Amendment to the Plan on this 13 day of February, 1995.

                                PLAN ADMINISTRATIVE COMMITTEE FOR THE
                                READ RITE EMPLOYEE 401(k) RETIREMENT
                                SAVINGS PLAN



                                By: /s/Patricia L. Winter
                                   -------------------------------------
                                Chairman, Plan Administrative Committee

                             THIRD AMENDMENT TO THE
                            READ-RITE EMPLOYEE 401(K)
                             RETIREMENT SAVINGS PLAN


         The Read-Rite Employee 401(k) Retirement Savings Plan (the "Plan") is amended, effective January 1, 1996, as follows.

                  1. "Hour of Service" Definition. Section 1.1(t), the definition of "Hour of Service" is amended and restated in its entirety to read as follows:

                  "(t)  `Hour of Service' shall have the meaning set forth in
                  Section 5.5(b)."

                  2. "One Year Break in Service" Definition. Section 1.1(x), the definition of a One Year Break in Service, is amended and restated in its entirety to read as follows:

                  "(x) `One Year Break In Service' shall have the meaning set forth in Section 5.5(c)."

                  3.    "Year of Service for Vesting Purposes" Definition.
Section 1.1(ll), the definition of a Year of Service for vesting purposes, is amended and restated in its entirety to read as follows:

                  "(ll) `Year of Service' for purposes of determining a Participant's vested benefit shall have the meaning set forth in Section 5.5(h)."

                  4. Employer Matching Contributions. Section 3.11(a)(1) shall be amended and restated to clarify how Employer Matching Contributions shall be allocated between the Employer Matching Contribution (Fully Vested) Subaccount and the Employer Matching Contribution (Phased Vesting) Subaccount and shall read as follows:

                  "(1) Employer Matching Contributions shall be allocated to each Participant's Employer Matching Contribution Account quarterly. Twenty-five percent (25%) of each Employer Matching Contribution shall be allocated to the Employer Matching Contribution Account (Full Vesting) subaccount; the remainder of each quarterly Employer Matching Contribution shall be allocated to the Employer Matching Contribution Account (Phased Vesting) subaccount, which shall vest in accordance with Section 5.1(c)."

                  5. Vesting and Service Provisions. Article 5, which is currently entitled "Vesting", is amended and restated in its entirety to set forth the provisions for determining service credit, the vested percentage of a Plan participant's accounts and forfeitures. Following amendment and restatement, Article 5 shall read as follows:

                                   "ARTICLE 5
                               VESTING AND SERVICE

          5.1     Vesting of Contributions.

                  (a) All amounts credited to a Participant's Salary Deferral Contribution Account and Rollover Contribution Account, if any, shall be one hundred percent (100%) vested at all times.

                  (b) All amounts credited to a Participant's Employer Matching Contribution Account (Full Vesting) shall be one hundred percent (100%) vested and nonforfeitable at all times.

                  (c) All amounts credited to a Participant's Employer Matching Contribution Account (Phased Vesting) shall be one hundred percent (100%) vested and nonforfeitable on the Participant's Normal Retirement Date or on the date that the Participant terminates employment because of death. If a Participant terminates employment before his or her Normal Retirement Date or for reasons other than death, then the vested percentage of such Participant's Employer Matching Contribution Account (Phased Vesting) shall be determined based upon the Participant's Years of Service as follows:

         Number of Completed                   Vested
         Years of Service                      Percentage
         ----------------                      ----------

                  0                            0%
                  1                            33-1/3%
                  2                            66-2/3%
                  3 or more                     100%

                  (d) For purposes of determining a Participant's Years of Service, all of the Participant's service with the Company shall be taken into account. Notwithstanding the foregoing sentence, if a Participant has incurred five (5) consecutive One Year Breaks in Service, Years of Service following reemployment shall not be taken into account for purposes of determining the Vested portion of the

Participant's Employer Matching Contribution Account (Phased Vesting) attributable to contributions before the five (5) consecutive One Year Breaks in Service.

         (e) If a Participant is reemployed after incurring five (5) consecutive One Year Breaks in Service and if such Participant did not receive a distribution of the vested portion of his or her Employer Matching Contribution Account (Phased Vesting), then separate sub- accounts shall be maintained as follows:

             (1) sub-account for the vested Employer Matching Contribution Account (Phased Vesting) balance attributable to contributions before the five
(5) consecutive One Year Breaks in Service; and

             (2) sub-account for contributions to the Employer Matching Contribution Account (Phased Vesting) following reemployment.

         (f) The computation of the vested percentage of a Participant's Accounts shall not be reduced as the result of any direct or indirect amendment of the Plan's vesting provisions. In the event that the Plan is amended to change or modify any vesting schedule, a Participant with at least three (3) Years of Service as of the expiration date of the election period may elect to have his or her nonforfeitable percentage computed under the Plan without regard to such amendment. If a Participant fails to make such election, then such Participant shall be subject to the new vesting schedule. The Participant's election period shall commence on the adoption date of the amendment and shall end 60 days after the latest of:

             (1) the adoption date of the amendment,

             (2) the effective date of the amendment, or

             (3) the date the Participant receives written notice of the amendment from the Employer or the Plan Committee.

         5.2 Service. Effective January 1, 1996, an Employee's Years of
Service under the Plan shall be determined by use of the elapsed time method set forth in Article 5.3. Except as provided in Article 5.1(d) and (e) all service for the Company or a Related Company shall be counted.

         5.3 Elapsed Time Method.

             (a) For purposes of determining the Employee's vesting service under the elapsed time method, an Employee shall receive service credit for the time period that commences on his or her Employment Commencement Date and/or Re-employment Commencement Date and ends on his or her Severance from Service

Date. In addition, an Employee shall be credited with certain Periods of Severance in accordance with the provisions of subparagraph (b), below.

                  (b) An Employee shall receive service credit for a Period of Severance that is less than twelve (12) consecutive months in length.

                  (c) Except as provided in Article 5.1(d) and (e), nonsuccessive Periods of Service shall be aggregated. Less than whole year Periods of Service (whether or not consecutive) shall be aggregated on the basis that twelve (12) months of service or three hundred sixty (360) days of service equal a whole Year of Service. For purposes of this paragraph thirty (30) days are deemed to be one (1) month in the case of aggregation of fractional months.

                  (d) No Employee shall be credited with less service as determined under this Article 5.3 as of January 1, 1996, than such Employee would have been credited as of the day before such date under the terms of the Plan then in effect.

         5.4 Change from Hours of Service Method to Elapsed Time Method of Service Crediting. Before January 1, 1996, service for vesting purposes was determined using the hours of service method. Individuals employed by the Company or a Related Company before January 1, 1996, shall be credited with --

                  (a) for employment before the computation period in which the change is effective, the number of Years of Service determined under the hours of service method; and

                  (b) for employment during the computation period in which the change is effective, the greater of (i) the period of service that would be credited under the elapsed time method for the Employee's service during the entire computation period in which the change is effective, or (ii) the service taken into account under the hours of service method as of the effective date of the change; and

                  (c) for employment after the last day of the computation period in which the change is effective, service as determined under the elapsed time method.

         5.5 Service Definitions. For purposes of determining the amount of service to be credited under the provisions of this Article 5, the following words and phrases shall be as defined below, unless a different meaning is clearly required by the context:

                  (a) "Employment Commencement Date" shall mean the date on which an Employee first performs an Hour of Service for the Company or a Related Company, as defined in subparagraph (b) below.

                  (b) "Hour of Service" shall mean:

                      (1) Generally, each hour for which an Employee is directly or indirectly paid or entitled to payment by the Company or a Related Company for the performance of duties.

                      (2) For purposes of determining an Employee's Hours of Service using the hours of service method, one hundred ninety (190) Hours of Service shall be credited for each month in which the Employee performs at least one Hour of Service or is entitled to payment by the Company or a Related Company, directly or indirectly, for the performance of duties or for a period during which no service is performed due to vacation, holiday, sickness, incapacity (including disability), leaves of absence, layoff, jury duty or military service. These hours shall be credited to the Employee for the Plan Year or the computation period in which the service is performed or for which payments are made. Payments made or due under a plan maintained by the Company or a Related Company solely for the purpose of complying with applicable worker's compensation, unemployment compensation or disability insurance laws, or to reimburse the Employee for medical or medically related expenses shall not be considered as payments by the Company or Related Company for purposes of this
Article 5.5. Notwithstanding the foregoing, however, no more than five hundred one (501) Hours of Service shall be credited to an Employee on account of any single continuous period in which the Employee performs no duties. The number of Hours of Service for which no duties are performed and the computation period to which they relate shall be determined in accordance with the Department of Labor Regulations section 2530.200b-2(b) and (c) or similar superseding regulations.

                      (3) Each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by the Company or a Related Company. The number of hours for which back pay is attributable shall be determined in accordance with Department of Labor Regulations section 2530.200b-2(b). These hours shall be credited to the Employee for the Plan Year or computation period in which the award, agreement or payment pertains, rather than the Plan Year or computation period in which the award, agreement or payment is made. No hours shall be credited under this subparagraph (3) if the same hours have been credited under subparagraph (2) above.

                  (c) "One Year Break in Service" shall mean a twelve (12) consecutive month period beginning on an Employee's Severance from Service Date and ending on the first anniversary thereof, during which an Employee does not perform one Hour of Service. Notwithstanding any provision to the contrary and solely for the purpose of determining whether an Employee has incurred a One Year Break in Service, the second anniversary of the first day of am Employee's absence shall be his or her Severance from Service Date if the Employee is absent from service beyond the first anniversary of the first day of a leave absence by reason of (A) pregnancy of the Employee, (B) the birth of a child of the Employee, (C) the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (D) care provided for such child by the Employee for a period beginning immediately following such birth or placement. In such case, the period between the first and second anniversaries of the first day of the Employee's absence shall be neither a Period of Service nor a Period of Severance, but shall be counted only for purposes of determining whether the Employee has a One Year Break in Service. The Plan Committee may require, as a condition of receiving such maternity or paternity leave credit, that such Employee furnish timely information to establish that the absence from work was for the reasons referred to above and to establish the period for which there was a maternity or paternity leave of absence.

         (d) "Period of Severance" shall mean the period of time commencing on an Employee's Severance from Service Date and ending on the date such Employee again performs an Hour of Service.

         (e) "Period of Service" shall mean the time period commencing with the Employment Commencement Date and/or Re-employment Commencement Date and ending on the Severance from Service Date. In addition, an Employee shall receive Service credit for Periods of Severance that are less than twelve (12) consecutive months. Nonsuccessive Periods of Service shall be aggregated in accordance with Article 5.3(c).

         (f) "Re-employment Commencement Date" shall mean the first date on which a rehired Employee who has incurred a One Year Break in Service performs an Hour of Service.

         (g) "Severance from Service Date" shall mean the date on which the Employee ceases to be employed by the Company or any Related Company. This date shall be the earlier of the date on which an Employee quits, retires, is discharged or dies or the one-year anniversary date of the first day of an approved leave of absence. Except as otherwise provided in subparagraph (c) above, if an Employee does not resume employment upon the expiration of a leave of absence and such leave of absence is not extended by the Employer, the Employee shall be deemed to have been discharged as of the date the leave of absence expired.

         (h) "Year of Service" under the elapsed time method shall mean a Period of Service that is twelve (12) months or three hundred sixty (360) days in length. Year of Service under the hours of service method shall mean a Plan Year in which the Employee is credited with one thousand (1000) Hours of Service.

     5.6 Forfeitures.

         (a) If a Participant's Employer Matching Contribution Account (Phased Vesting) is not 100% vested on the date the Participant terminates employment, the portion of such subaccount which is not vested shall be provisionally forfeited as of the employment termination date. Such forfeitures shall be used first to reinstate any Participant's provisionally forfeited accounts as may be required pursuant to subparagraph (b) below; thereafter all remaining forfeitures shall offset the Employer's Matching Contribution obligation each Plan Quarter.

         (b) If the Participant is rehired before incurring five consecutive One Year Breaks in Service, the number of shares and amount of cash previously forfeited shall be reinstated to an Employer Matching Contribution Account (Phased Vesting) for the Participant. If the Participant incurs five consecutive One Year Breaks in Service, then the provisional forfeiture shall become a permanent forfeiture and shall not be subject to reinstatement.

         (c) Notwithstanding any other provision of the Plan, shares and/or cash amounts necessary to restore any provisionally forfeited amounts shall be provided from other provisional forfeitures and Employer contributions, in that order.

         (d) If the Plan is terminated and if a Participant has not incurred, five consecutive One Year Breaks in Service, then such Participant's provisional forfeitures shall be reinstated, pursuant to Article 5.6(b), and shall be 100% vested."

                                * * * * * * * * *

         The above Third Amendment to the Plan has been adopted by the Plan Administrative Committee pursuant to and in a manner consistent with a valid delegation of authority from the Board of Directors of Read-Rite Corporation.

         IN WITNESS WHEREOF the Plan Administrative Committee hereby adopts the Third Amendment to the Plan on this 12th day of December, 1995.


                                 PLAN ADMINISTRATIVE COMMITTEE FOR THE
                                 READ-RITE EMPLOYEE 401(k) RETIREMENT
                                 SAVINGS PLAN



                                 By: /s/  Lucia Brannon
                                    ------------------------------------
                                 Chairman, Plan Administrative Committee